                                                                   EXHIBIT 10.29

[FREMONT FINANCIAL LOGO]


                          FREMONT FINANCIAL CORPORATION

                                   $10,000,000

                          SECURED REVOLVING CREDIT AND
                            LETTER OF CREDIT FACILITY
                                       TO

                            DIGITAL RECORDERS, INC.,
                      TWINVISION OF NORTH AMERICA, INC. AND
                            DIGITAL AUDIO CORPORATION

                              AS OF AUGUST 23, 1999



                                TABLE OF CONTENTS

ITEM       CLOSING DOCUMENT
  1        Loan and Security Agreement;
  2        Assistant Secretaries Certificate;
  3        Conditions Precedent Ride to Loan and Security Agreement;
  4        Standby Letter of Credit Supplement to Loan and Security Agreement:
  5        Stock Pledge Agreements (3);
  6        Trademark Security Agreements (2);
  7        Note Pledge Agreement;
  8        Collateral Assignment of Rights Under Business Interruption Insurance Policy;
  9        Continuing Guarantee;
  10       Guarantor's Security Agreement; and
  11       Validity Agreement

                           LOAN AND SECURITY AGREEMENT


         This LOAN AND SECURITY AGREEMENT is entered into as of August 23, 1999, among FREMONT FINANCIAL CORPORATION, a California corporation (Fremont), with a place of business located at 1000 Abernathy Road N.E., Building 400, Suite 1500, Atlanta, Georgia 30328 and DIGITAL RECORDERS, INC., a North Carolina corporation (Digital), with its chief executive office located at 4018 Patriot Drive, Suite 100, Durham, North Carolina 27709-4068 and TWINVISION CORP. OF NORTH AMERICA, INC., a North Carolina corporation (TwinVision), with its chief executive office located at 4018 Patriot Drive, Suite 100, Durham, North Carolina 27709-4068, DIGITAL AUDIO CORPORATION, a North Carolina corporation (DCA), with its chief executive office located at 4018 Patriot Drive, Suite 100, Durham, North Carolina 27709-4068 (Digital, TwinVision and DCA are hereinafter individually referred to as a Borrower and collectively as Borrowers).

                                R E C I T A L S:

         Each Borrower has requested that Fremont make available a revolving credit facility to Borrowers, which facility shall be used by Borrowers to finance their mutual and collective enterprise of manufacturing and servicing visual and audible passenger information systems. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Fremont will, at the request of Borrowers, make loans to Borrowers under the credit facilities on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their loan relationship with Fremont, all to the mutual advantage of Borrowers. Fremont's willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

         Each Borrower has agreed to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents.

         NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION

                  1.1 TERMS. In addition to the terms that are defined within this Agreement, the following terms shall have the following definitions when used in this Agreement:

                           Account Debtor means any Person who is or who may
become obligated under, with respect to, or on account of an Account.

                           Accounts means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods or the rendition of services by such Borrower, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, as well as all goods returned to or reclaimed by such Borrower, and such Borrower's Books relating to any of the foregoing.

                           Acquisition means any transaction, or any series of
related transactions, by which a Borrower directly or indirectly (i) acquires any ongoing business or all or substantially all of the assets of any Person, whether through the purchase of assets, merger or otherwise, (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the Voting Securities of a corporation having ordinary voting power for the election of directors, or
(iii) acquires control of 50% or more of the Equity Interests in any other
Person.

                           Acquisition Documents means all stock purchase
agreements, merger agreements, asset purchase agreements or similar agreements, documents or instruments entered into by a Borrower in connection with an Acquisition and all schedules, exhibits and attachments forming a part thereof.

                           Acquisition Loan means a Revolving Advance or
Acquisition Term Loan made by Fremont as provided in SECTION 2.1C of this Agreement for the purpose of financing a Permitted Acquisition.

                           Acquisition Loan Conditions means each of the
following conditions which must be satisfied before Fremont shall be obligated to fund an Acquisition Loan: (i) Fremont shall have determined, in its sole discretion, that the requested Acquisition is a Permitted Acquisition; (ii) Fremont shall have completed its field examination of the business to be acquired and shall have found the results of such examination to be satisfactory in all respects to Fremont and the information obtained may be used by Fremont in determining applicable advance rates for the acquired business' assets for purposes hereof; (iii) after giving effect to the funding of such Acquisition Loan, the aggregate funded amount of all Acquisition Loans, together with any Pending Acquisition Loans, do not exceed $5,000,000 in the aggregate; and (iv) to the extent requested by Fremont, Fremont shall have received duly executed Acquisition Term Notes.

                           Acquisition Note means any Note executed by a
Borrower in favor of Fremont in connection with an Acquisition.

                           Acquisition Term Loan has the meaning ascribed to it
in Section 2.1C hereof.

                           Agreement means this Loan and Security Agreement and
any riders, addenda, extensions, supplements, amendments or modifications to or in connection with this Loan and Security Agreement.

                           Applicable Margin means (i) a percentage equal to one
and three-quarters percent (1.75%) with respect to all Loans other than Confirmed Order Inventory Loans and Acquisition Loans, (ii) a percentage equal to three and one-half percent (3.50%) with respect to Confirmed Order Inventory Loans and (iii) a percentage equal to two percent (2.0%) with respect to Acquisition Loans.

                           Authorized Representative means any officer, employee
or other representative of a Borrower authorized in writing by such Borrower to transact business with Fremont.

                           Bankruptcy Code means the United States Bankruptcy
Code (11 U.S.C. Sections 101 et seq.), as amended, and any successor statute.

                           Borrower's Books means all of a Borrower's books and
records including all of the following: ledgers; records indicating, summarizing or evidencing such Borrower's assets (including the Collateral) or liabilities; all information relating to a Borrower's business operations or financial condition; and all computer programs (whether owned by such Borrower or in which it has an interest), disk or tape files, printouts, runs or other computer prepared information, and the equipment containing such information.

                           Business Day means any day which is not a Saturday,
Sunday or other day on which banks in the State of Georgia are authorized or required to close.

                           Code means the Georgia Uniform Commercial Code, as
amended from time to time.

                           Collateral means all of the following: the Accounts;
the Equipment; the General Intangibles; the Inventory; the Investment Property; the Negotiable Collateral; any money or other assets of a Borrower which hereafter come into the possession, custody or control of Fremont; and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts or other tangible or intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

                           Conditions Precedent Rider means that certain
Conditions Precedent Rider to this Agreement dated as of the date hereof between Fremont and Borrowers.

                           Confirmed Order Inventory Loan means any Loan made by
Fremont hereunder based on Confirmed Order Inventory.

                           Confirmed Order means an irrevocable order for goods
received by TwinVision or TCS for which TwinVision or TCS has provided to Fremont such written evidence as Fremont may require from time to time.

                           Confirmed Order Inventory means Inventory of
TwinVision or TCS that constitute completed components which will be used in goods for which TwinVision or TCS has received a Confirmed Order and which would constitute Eligible Inventory except for the fact that it constitutes Confirmed Order Inventory.

                           Confirmed Order Inventory Advance Percentage means a
percentage equal to the advance percentages set forth below for the Confirmed Order Percentage corresponding thereto:

            Advance Percentage           Confirmed Order Percentage
            -------------------------------------------------------
                     35%                 Greater than or equal to 150%

                     30%                 Less than 150% but greater than or equal to 140%

                     25%                 Less than 140% but greater than or equal to 130%

                     20%                 Less than 130% but greater than or equal to 120%

                     10%                 Less than 120% but greater than or equal to 100%

                      0%                 Less than 100%

                           Confirmed Order Inventory Formula Amount means an
amount equal to the lesser of (1) the Confirmed Order Inventory Advance Percentage multiplied by the aggregate cost value of Confirmed Order Inventory or (2) the Confirmed Order Inventory Maximum Amount.

                           Confirmed Order Inventory Maximum Amount means an
amount equal to (i) $500,000 from the date hereof through November 30, 1999,
(ii) $625,000 from December 1, 1999, through February 28, 2000, and (iii) $750,000 at all times after February 28, 1999; PROVIDED, THAT the Confirmed Order Inventory Maximum Amount shall equal $0 at any time (i) an Event of Default exists or (ii) Borrowers' monthly profit and loss statement delivered to Fremont in accordance with Section 6.5 hereof evidences that the gross profit margins on sales of all Inventory of TwinVision and TCS on a combined and consolidated basis are less than 30%.

                           Confirmed Order Percentage the percentage derived by
dividing (i) the aggregate dollar amount of all Confirmed Orders by (ii) the aggregate cost value of the Confirmed Order Inventory.

                           Daimler/Chrysler means DaimlerChrysler Corporation.

                           Eligible Accounts means those Accounts created by a
Borrower in the ordinary course of business that arise out of such Borrower's sale of goods or rendition of services, are owing from Account Debtors that are acceptable to Fremont, strictly comply with all of the representations and warranties made by such Borrower to Fremont in the Loan Documents; PROVIDED, HOWEVER, that standards of eligibility may be established and revised from time to time by Fremont in Fremont's reasonable credit judgment. In determining such eligibility, Fremont may, but is not obligated to, rely on agings, reports and schedules of Accounts furnished to Fremont by Borrowers. Eligible Accounts shall not include any of the following: (a) with respect to Purchased Accounts, Purchased Accounts that the Account Debtor has failed to pay within thirty (30) days after the original due date thereof and with respect to all other Accounts, Accounts that the Account Debtor has failed to pay within sixty (60) days after the original due date thereof; (b) Accounts that the Account Debtor has failed to pay within one hundred and twenty (120) days after the original invoice date;
(c) all Accounts owed by any Account Debtor that has failed to pay fifty percent (50%) or more of the aggregate amount of its Accounts owed to a Borrower within one hundred twenty (120) days after the original invoice date; (d) Accounts with respect to which the Account Debtor is an officer, director, employee or agent of a Borrower; (e) Accounts with respect to which the Account Debtor is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with a Borrower; (f) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or which contain other terms by reason of which payment by the Account Debtor may be conditional; (g) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada, unless the sale underlying the Account is backed by an irrevocable letter of credit that is issued or confirmed by a bank acceptable to Fremont and that is in form and substance acceptable to Fremont and payable in the full amount of the Account in freely convertible United States dollars at a place of payment within the United States; (h) Accounts with respect to which the Account Debtor is the United States, or any department, agency or instrumentality of the United States, unless such Borrower has complied, to the satisfaction of Fremont, with the Federal Assignment of Claims Act with respect to such Accounts; (i) Accounts with respect to which the Account Debtor is a state, county or municipality, or political subdivision or agency thereof, and applicable law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (j) Accounts with respect to which a Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to such Borrower or, for any other reason, are subject to any right of offset in favor of the Account Debtor; (k) Accounts with respect to an Account Debtor (other than the Specified Account Debtors) whose total obligations to a Borrower exceed fifteen percent (15%) of all Accounts, to the extent such obligations exceed such percentage and Accounts with respect to a Specified Account Debtor whose total obligations to a Borrower exceed the lesser of twenty-five percent (25%) of all Accounts or $1,000,000, to the extent such obligations exceed such percentage or amount; (l) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; (m) Accounts that represent progress billings or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services; (n) Accounts that are payable in currency other than United States dollars; (o) Accounts that arise from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or
(p) Purchased Accounts.

                           Eligible Purchased Accounts means those Purchased
Accounts purchased by Borrowers from Transit-Media which represent Accounts owing from Diamler/Chrysler or Renault (or such other Persons as Fremont may approve in its sole and absolute discretion) and which would constitute Eligible Accounts except for the fact that they constitute Purchased Accounts.

                           Eligible Inventory means Inventory consisting of
first quality finished goods held for sale in the ordinary course of a Borrower's business and raw materials or components for such finished goods that strictly comply with all of the representations and warranties made by such Borrower to Fremont in the Loan Documents; PROVIDED, HOWEVER, that general criteria for Eligible Inventory may be established and revised from time to time by Fremont in Fremont's reasonable credit judgment. In determining such eligibility, Fremont may, but is not obligated to, rely on reports and schedules of Inventory furnished to Fremont by Borrowers. Eligible Inventory shall not include any of the following: (a) slow moving, obsolete or defective items; (b) work in process; (c) spare parts, packaging and shipping materials; (d) supplies used or consumed in a Borrower's business; (e) goods returned to, repossessed by, or stopped in transit by a Borrower; (f) Inventory that is in-transit, in the possession of Persons other than a Borrower or subject to a security interest or lien in favor of any Person other than Fremont; (h) bill and hold goods; (g) Inventory which is not subject to Fremont's first priority, perfected security interest; (h) "seconds"; (i) Inventory acquired on consignment; (j) Inventory that is subject to any license or other agreement that limits, conditions or restricts a Borrower's or Fremont's right to sell or otherwise dispose of such Inventory or is the subject of a claim that such Borrower's use, marketing, sale or distribution thereof violates the ownership, patent, copyright, trademark or other rights of a Person other than such Borrower; (k) LiteVision LC Backed Inventory or (j) Confirmed Order Inventory. Eligible Inventory shall be valued at the cost value.

                           Environmental Law means the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Borrowers conduct their business or the Collateral is located.

                           Equipment means all of a Borrower's present and
hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, parts, dies, jigs, goods (other than consumer goods, farm products or Inventory), wherever located, and any interest of such Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located.

                           Equity Interest means the interest of (i) a
shareholder in a corporation, regardless of whether such interest consists of common or preferred stock, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security.

                           ERISA means the Employee Retirement Income Security
Act of 1974, as amended, and the regulations thereunder.

                           ERISA Affiliate means each trade or business (whether
or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which a Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

                           Event of Default means each of the events specified
in Section 8.

                           Fremont Expenses means all of the following: costs
and expenses (including taxes, assessments and insurance premiums) required to be paid by Borrowers under any of the Loan Documents which are paid or advanced by Fremont; filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate survey, environmental audit and search fees assessed, paid or incurred by Fremont in connection with Fremont's transactions with Borrowers; costs and expenses incurred by Fremont in the disbursement or collection of funds to or from Borrowers; charges resulting from the dishonor of checks; costs and expenses paid or incurred by Fremont to cure any Event of Default or enforce any provision of the Loan Documents, or in the direct collection of the Accounts or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Fremont that result from third party claims against Fremont covered by Borrowers' indemnification of Fremont in Section 11.4; costs and expenses paid or incurred by Fremont in enforcing or defending the Loan Documents; and Fremont's reasonable attorneys fees and expenses incurred (including the reasonable allocated costs of Fremont's in-house counsel) in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending or otherwise representing Fremont in connection with the Loan Documents or the Obligations (including reasonable attorneys fees and expenses incurred in connection with a workout, a restructuring, an action to lift the automatic stay of Section 362 of the Bankruptcy Code, any other action or participation by Fremont in an Insolvency Proceeding concerning a Borrower or any guarantor of the Obligations or any defense or participation by Fremont in any lender liability, preference or fraudulent conveyance actions).

                           General Intangibles means all of a Borrower's present
and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations, licenses, franchises, choses or things in action, goodwill, patents and patent applications, trade names, trademarks and trademark applications, service marks, copyrights and copyright applications, trade secrets, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, monies due under any royalty or licensing agreements, route lists, infringement claims, computer programs, computer discs, source codes computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) other than goods and Accounts, and such Borrower's Books relating to any of the foregoing.

                           Governmental Approvals means all authorizations,
consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all federal, state, county, municipal, provincial or other government authority (whether foreign or domestic), including any department, agency, bureau, instrumentality or political subdivision of any such authority.

                           Hazardous Material means any substance, material,
emission or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls (PCBs), radon and any other hazardous or toxic substance, material, emission or waste.

                           Incentive Compensation Plan means that certain
Incentive Compensation Plan dated March 30, 1999, as in effect on the date hereof and attached hereto as Exhibit A.

                           Insolvency Proceeding means any proceeding commenced
by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors or proceedings seeking reorganization, liquidation, arrangement or other similar relief.

                           Interest Coverage Ratio means for any period, the
ratio of (a) Borrowers' consolidated net income after taxes for such period (excluding a Borrower's after tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus Interest Expense for such period to (b) Interest Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                           Interest Expense means, for any period, the total
interest expense of Borrowers and their subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

                           Inventory means all present and future inventory in
which a Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service, such Borrower's present and future raw materials, work in process, finished goods and materials used in or consumed in such Borrower's business, goods which have been returned to, repossessed by or stopped in transit by such Borrower, packing and shipping materials, wherever located, any documents of title representing any of the above, and such Borrower's Books relating to any of the foregoing.

                           Inventory Formula Amount means an amount equal to the
lesser of (1) eight percent (8.0%) of the aggregate value of Eligible Inventory or (2) Five Hundred Thousand Dollars ($500,000), PLUS the Confirmed Order Inventory Formula Amount.

                           Investment Property means all of a Borrower's present
and future investment property, including all certificated and uncertificated securities, securities entitlements, securities accounts, commodity accounts and commodity contracts.

                           IRC means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           Loan Documents means, collectively, this Agreement,
any Notes, any security agreements, pledge agreements, deeds of trust, mortgages or other encumbrances or agreements which secure the Obligations, any guaranties of the Obligations, any lock box or blocked account agreements and any other agreement entered into between Borrowers or any guarantor of the Obligations and Fremont relating to or in connection with this Agreement.

                           Loans means all loans and advances of any kind made
by Lender to Borrowers pursuant to this Agreement.

                           Maximum Rate means the maximum non-usurious rate of
interest permitted by applicable law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations in question or, to the extent permitted by applicable law, under such applicable laws that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. Notwithstanding any other provision in this Agreement, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

                           Multiemployer Plan means a multiemployer plan as
defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of a Borrower or any ERISA Affiliate.

                           Negotiable Collateral means all of a Borrower's
present and future letters of credit, notes, drafts, instruments, documents, leases and chattel paper, and such Borrower's Books relating to any of the foregoing.

                           Note means any promissory note made by a Borrower to
the order of Fremont concurrently herewith or at any time hereafter, including any Acquisition Notes.

                           Obligations means all loans, advances, debts,
liabilities (including all amounts charged to Borrowers' loan account pursuant to any agreement authorizing Fremont to charge Borrowers' loan account), obligations, fees, lease payments, guaranties, covenants and duties owing by Borrowers to Fremont of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any Note or other instrument or by any other agreement between Fremont and Borrowers, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and all interest thereon, including any interest that, but for the provisions of the Bankruptcy Code, would have accrued, and all Fremont Expenses which Borrowers are required to pay or reimburse pursuant to the Loan Documents, by law or otherwise.

                           Obligor means each Borrower, each guarantor and each
other Person (other than Fremont) who is at any time liable for the payment in whole or in part of the Obligations.

                           Pending Acquisition Loans means, at any date, the
aggregate principal amount of all Acquisition Loans which have been requested by Borrowers but which theretofore neither have been advanced by Fremont nor withdrawn by Borrowers.

                           Permitted Acquisition means any Acquisition by a
Borrower in which each of the following conditions is satisfied: (i) the business to be acquired is related or substantially similar to the business of Borrowers; (ii) immediately before and after giving effect to such Acquisition, no Event of Default shall exist or result therefrom; (iii) Borrowers shall have given Fremont not less than 30 days written notice prior of the proposed Acquisition and shall have provided to Fremont complete and accurate copies of all term sheets, letters of intent, commitment letters, proposals and drafts of Acquisition Documents, promptly after Borrowers' receipt thereof; (iv) any debt payable to the seller in any such Acquisition following the closing of such Acquisition shall constitute Subordinated Debt; (v) Borrowers' consummation of the Acquisition shall be in compliance with all applicable laws (and Fremont shall have received legal opinions to that effect from Borrowers' legal counsel, if and to the extent so requested by Fremont) and Borrowers shall have obtained all required Governmental Approvals pertaining to such Acquisition; (vi) any subsidiary created in connection with or resulting from the Acquisition is wholly-owned by a Borrower, and, if requested to do so by Fremont, either executes a joinder agreement in form and substance satisfactory to Fremont by which such Subsidiary shall become a "Borrower" and bound by all of the terms hereof or, at Fremont's option, executes a guaranty and guarantor security agreement in form and substance satisfactory to Fremont; and (vii) Fremont shall have approved such Acquisition in writing, in its sole and absolute discretion, prior to the consummation of such Acquisition.

                           Person means and includes natural persons,
corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint ventures, trusts, land trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           Plan means any plan described in ERISA Section 3(2)
maintained for employees of a Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                           Purchased Accounts means those Accounts purchased by
Borrowers from another Person.

                           Reference Rate means the variable rate of interest,
per annum, published by The Wall Street Journal as the "Prime Rate" and based on "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks". The Reference Rate is nothing more nor less than an index for determining the interest rate payable under the terms of this Agreement. The Reference Rate is not necessarily the best rate, or any other definition of rates, offered by the banks that establish the rate or by Fremont. In the event The Wall Street Journal ceases to publish the "Prime Rate", Fremont, in its reasonable judgment, may substitute any similar index for the Reference Rate.

                           Renault means the Renault Group.

                           Specified Account Debtors means each of North
American Bus Industries, Inc., Nova Bus Incorporated, New Flyer Corporation, Gillig Corporation, AAI Corporation and Neoplan USA Corporation.

                           Subordinated Debt means debt of either or both
Borrowers that is fully and absolutely subordinated in right of payment to the Obligations in a manner satisfactory to Fremont.

                           Term Loan means any term loan made by Fremont to a
Borrower, evidenced by and repayable in accordance with the terms and conditions of a Note, including any Acquisition Term Loan.

                           TCS means Digital's Transit Communications Systems
division.

                           Transit-Media means Transit-Media GmbH, a German
corporation.

                           Voting Securities means the Equity Interests of any
class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).


                  1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and the term

"or" has the inclusive meaning generally represented by the phrase "and/or". The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, restatements, substitutions and supplements thereto and thereof.

                  1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP) as in effect from time to time. When used herein, the term financial statements shall include the notes and schedules thereto.

                  1.4 RIDERS, EXHIBITS, ETC. The Conditions Precedent Rider and any other riders, exhibits, addenda and schedules to this Agreement shall be deemed incorporated herein by reference.

                  1.5 CODE. Any terms used in this Agreement, which are defined in the Code, shall be construed and defined as set forth in the Code unless otherwise defined herein.

         2.       ADVANCES, TERMS OF PAYMENT AND NATURE OF EACH BORROWER'S
                  LIABILITY

                  2.1      LOANS.

                           A.       REVOLVING ADVANCES. Upon the request of
Borrowers, made at any time during the term hereof, and so long as no Event of Default exists, Fremont shall, in its sole discretion, make advances (the Revolving Advances) to Borrowers in an amount equal to (a) eighty-five percent (85%) of the aggregate outstanding amount of Eligible Accounts, PLUS (b) the lesser of (1) fifty percent (50%) of the aggregate outstanding amount of Eligible Purchased Accounts or (2) Five Hundred Thousand Dollars ($500,000), PLUS the Inventory Formula Amount; PROVIDED, HOWEVER, that in no event shall the aggregate amount of the outstanding Revolving Advances be greater than, at any time, the sum of Five Million Dollars ($5,000,000) (the Revolving Advance Limit); PROVIDED FURTHER, HOWEVER, that in connection with the making of Acquisition Loans as set forth in SECTION 2.1(C) hereof, Fremont may, in its sole and absolute discretion, increase the Revolving Advance Limit up to an aggregate amount not to exceed Ten Million Dollars ($10,000,000). Fremont may reduce its advance rates on Eligible Accounts, Eligible Purchased Accounts or Eligible Inventory, reduce the Revolving Advance Limit or establish reserves with respect to borrowing availability if Fremont determines, in its sole discretion, that there has occurred, or is likely to occur, an impairment of the prospect of repayment of all or any portion of the Obligations, the value of the Collateral or the validity or priority of Fremont's security interests in the Collateral.

                           B.       RESERVED.

                           C.       ACQUISITION LOANS. Upon the request of
Borrowers, made at any time during the term hereof, and so long as all of the Acquisition Loan Conditions and all other conditions set forth herein have been satisfied, Fremont may, in its sole and absolute discretion, make Acquisition Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the term hereof, not to exceed in aggregate principal amount outstanding at any time the sum of Five Million Dollars ($5,000,000). Such Acquisition Loans shall be made either as Revolving Advances (based on lending formulas to be established by Fremont, in its sole and absolute discretion, on or before the closing date of a Permitted Acquisition) or Term Loans ( Acquisition Term Loans). Any Acquisition Loans made as Term Loans shall be subject to the satisfaction of the following conditions:
(a) the aggregate principal amount of all Acquisition Term Loans shall be in an original principal amount not to exceed (i) seventy percent (70%) of the orderly liquidation value of any machinery and equipment acquired by Borrowers in a Permitted Acquisition ( Acquired M&E), PLUS (ii) sixty-five percent (65%) of the fair market value of any real property acquired by Borrowers in a Permitted Acquisition ( Acquired Real Property), (b) Fremont shall have received a written appraisal of the Acquired M&E and Acquired Real Property in form and substance satisfactory to Fremont from an appraiser acceptable to Fremont, (c) Fremont shall have a first priority, perfected security interest in or lien upon all Acquired M&E and Acquired Real Property; (d) with respect to any Acquired Real Property, Fremont shall have received a mortgage, deed of trust or security deed, environmental assessment, ALTA survey and a fully paid mortgagee title insurance policy (or binding commitment to issue a title insurance policy, marked to Fremont's satisfaction, to evidence the form of such policy) in standard ALTA form, each in form and substance satisfactory to Fremont and from Persons acceptable to Fremont; (e) each Acquisition Term Loan shall be evidenced by an Acquisition Note in a form acceptable to Fremont; and (f) each such Acquisition Term Loan made based upon the appraised orderly liquidation value of Acquired M&E as provided hereinabove shall have a repayment schedule of sixty
(60) equal monthly principal payments (but shall be coterminous with this Agreement) and each such Acquisition Term Loan made based upon the appraised fair market value Acquired Real Property as provided hereinabove shall have a repayment schedule of one hundred and twenty (120) equal monthly principal payments (but shall be coterminous with this Agreement). The Acquisition Loans shall bear interest as set forth in Section 2.6 hereof. The proceeds of the Acquisition Loans shall be used by Borrowers solely to (i) provide financing for a Permitted Acquisition and (ii) pay the fees and transaction expenses associated with the closing of a Permitted Acquisition. All Acquisition Loans made by Fremont hereunder shall constitute Obligations and shall be secured by the Collateral. Borrowers shall not be entitled to repay and reborrow any Acquisition Term Loans. The occurrence of a default under any Acquisition Note shall constitute an Event of Default hereunder.

                           D.       ADVANCE LIMIT. The sum of the Revolving
Advance Limit plus the principal amount of all Term Loans and Acquisition Loans outstanding from time to time, if any, is referred to herein as the Advance Limit.

                  2.2 INITIAL ADVANCE. Fremont agrees that, upon satisfaction on or before August 31, 1999, of each of the conditions precedent set forth in the Conditions Precedent Rider and elsewhere in this Agreement, Fremont shall advance to Borrowers, on Borrowers' request therefor, an amount not less than Two Hundred Fifty Thousand Dollars ($250,000) as Fremont's initial Revolving Advance under this Agreement, and all future Revolving Advances under this Agreement shall be for an amount not less than Three Thousand Dollars ($3,000) and shall be deemed to be and constitute, together with the initial Revolving Advance, one general obligation of Borrowers and a single loan from Fremont to Borrowers, and shall be secured by Fremont's security interest in and lien upon all of the Collateral, and by all other security interests and liens heretofore, now or at any time or times hereafter granted by Borrowers to Fremont.

                  2.3 OVERADVANCES. All Revolving Advances made hereunder shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of the outstanding Revolving Advances exceeds the dollar or percentage limitations contained in Section 2.1A (an Overadvance), then Borrowers shall, upon demand by Fremont, immediately pay to Fremont, in cash, the amount of such excess.

                  2.4 OVERADVANCE FEE. Without affecting Borrowers' obligation to immediately repay to Fremont the amount of each Overadvance in accordance with the provisions of Section 2.3, in the event Fremont agrees to permit any Overadvance to exist and continue and in consideration for permitting such Overadvance to exist and continue, Fremont shall be entitled to charge Borrowers a fee in an amount equal to Two Hundred Fifty Dollars ($250) per day for each day any Overadvance exists or, alternatively, such other fee as Fremont and Borrowers may agree to at the time the Overadvance is made or discovered. If the fee provided for in this Section 2.4 is held to constitute interest under applicable law, it shall be deemed to be interest on the total outstanding principal balance of all the Obligations and not merely interest on the Overadvance.

                  2.5 AUTHORIZATION TO MAKE REVOLVING ADVANCES. Borrowers hereby authorizes Fremont to make Revolving Advances based upon telephonic or other instructions received from anyone purporting to be an Authorized Representative, or, at the discretion of Fremont without instructions from or notice to Borrowers, if such Revolving Advances are necessary to satisfy any Obligations. All requests for Revolving Advances hereunder shall specify the date on which the requested Revolving Advance is to be made (which day shall be a day that Fremont is open for business) and the amount of the requested Revolving Advance. Requests received after 11:00 a.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrowers when deposited to the credit of a Borrower or otherwise disbursed in accordance with the instructions of a Borrower or in accordance with the terms and conditions of this Agreement.

                  2.6      INTEREST.

                           A.       BASIC RATE; DEFAULT RATE. Except where
specified to the contrary in any Loan Document, the aggregate outstanding principal balances of all Obligations shall bear interest at an annual rate equal to the lesser of (a) the Maximum Rate or (b) the Reference Rate plus the Applicable Margin. At Fremont's option, the aggregate outstanding principal balances of all Obligations shall bear interest, from and after written notice by Fremont to Borrowers of the existence of an Event of Default and without constituting a waiver of any such Event of Default, at an annual rate equal to the lesser of (a) the Maximum Rate or (b) the Reference Rate PLUS the Applicable Margin PLUS three percent (3.0%); provided, however, that in the event an Insolvency Proceeding is commenced by or against a Borrower, Fremont may charge such default rate of interest without providing written notice thereof to Borrowers. Borrowers acknowledge that the default rate of interest reflects a substantially greater level of risk to Fremont when an Event of Default exists and that Fremont is entitled to additional compensation for such risk. All interest payable by Borrowers under the Loan Documents shall be due and payable on the first day of each calendar month during the term of this Agreement and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, based on the aggregate principal amount of the Obligations that are outstanding on each day. Interest shall continue to accrue until all of the Obligations are paid in full.

                           B.       INITIAL RATE. The Reference Rate as of the
date of this Agreement is eight percent (8.0%) per annum, and, therefore, the effective rate of interest hereunder as of the date of this Agreement, expressed in simple interest terms, is (i) nine and three-quarters percent (9.75%) for all Loans other than Confirmed Order Loans and Acquisition Loans, (ii) eleven and one-half percent (11.50%) for Confirmed Order Loans and (iii) ten percent (10.0%) for Acquisition Loans. The interest rate payable by Borrowers under the terms of this Agreement shall be adjusted in accordance with any change in the Reference Rate from time to time on the date of any such change.

                           C.       MINIMUM INTEREST. Notwithstanding anything
to the contrary contained in the Loan Documents, Borrowers shall pay Fremont a minimum monthly interest charge in respect of the outstanding principal balance of the Obligations equal to Ten Thousand Dollars ($10,000) per month.

                  2.7 VERIFICATION AND COLLECTION OF ACCOUNTS. Fremont may, at any time, (a) notify Account Debtors of Borrowers that the Accounts have been assigned to Fremont and that Fremont has a security interest in the Accounts; and (b) contact Account Debtors of Borrowers, either in writing or by telephone, for the purpose of verifying the validity, amount or any other matter relating to any Accounts. Fremont may, at any time that an Event of Default exists, collect the Accounts directly. Unless and until Fremont begins direct collection of the Accounts or gives Borrowers other written instructions, Borrowers shall collect all Accounts and the proceeds of other Collateral for the benefit of Fremont, receive in trust all payments thereon as Fremont's trustee and immediately deliver said payments to Fremont in their original form as received by Borrowers (subject to the terms of any lockbox, blocked account or similar agreement entered into for the purpose of collection of the Accounts).

                  2.8 CREDITING PAYMENTS. For the purpose of calculating the availability of Revolving Advances under Section 2.1A, the receipt by Fremont of any wire transfer of funds, check or other item of payment shall be applied immediately to provisionally reduce the Obligations, but such receipt shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Fremont or unless and until such check or other item of payment is honored when presented for payment. For the purpose of calculating interest under Section 2.6A, the receipt by Fremont of any wire transfer of funds, check or other item of payment shall be deemed to have occurred three (3) Business Days after the date Fremont actually receives such item of payment. In the event any check or other item of payment is not honored when presented for payment, Borrowers shall be deemed not to have made such payment. Notwithstanding anything to the contrary contained herein, any wire transfer, check or other item of payment received by Fremont after 11:00 a.m. Eastern time shall be deemed to have been received by Fremont as of the opening of business on the immediately following Business Day.

                  2.9      RESERVED.

                  2.10 LOAN ORIGINATION FEE. Borrowers shall pay Fremont a fee (the Original Loan Origination Fee) in the amount of Fifty Seven Thousand Five Hundred Dollars ($57,500). The Loan Origination Fee shall be fully earned and is due and payable on the date that the initial Revolving Advance or Term Loan is made hereunder. In addition, Borrowers shall pay Fremont an additional fee (the Acquisition Loan Origination Fee) in an amount equal to one percent (1.0%) of the principal amount of each Acquisition Loan made by Fremont to Borrowers under this Agreement, which fee shall be due and payable on the date any such Acquisition Loan is made.

                  2.11 UNUSED LINE FEE. If the average outstanding daily principal balance of Revolving Advances shall be less than the Revolving Advance Limit (as the same may be increased subsequent to the date hereof as the result of Acquisition Loans that are not Acquisition Term Loans made by Fremont to Borrowers) in any calendar month, Borrowers shall pay to Fremont on the first day of the next succeeding calendar month a fee (the Unused Line Fee) equal to one-quarter of one percent (.25 %) per annum of the amount by which the Revolving Advance Limit (as the same may be increased subsequent to the date hereof as the result of Acquisition Loans that are not Acquisition Term Loans made by Fremont to Borrowers) exceeds the average outstanding daily principal balance of Revolving Advances. The Unused Line Fee shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall be payable for the entire term of this Agreement, including all renewal terms, or so long as any of the Obligations are outstanding.

                  2.12     RESERVED.

                  2.13     RESERVED.

                  2.14 EXAMINATION FEE. Borrowers shall pay Fremont a fee in an amount equal to Seven Hundred Dollars ($700) per day per examiner plus out-of-pocket expenses incurred by Fremont for each field examination of Borrowers performed by Fremont during the entire term of this Agreement.

                  2.15 MISCELLANEOUS FEES. Borrowers shall pay Fremont its customary fees for wire transfers (including a premium for early and late transfers), returned checks, letter of credit guarantees and any other services provided by Fremont to Borrowers that are incidental to this Agreement. Upon Borrowers' request, Fremont shall provide Borrowers with a written schedule of the amounts of all such miscellaneous fees.

                  2.16 MAXIMUM CHARGES. Notwithstanding any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under applicable law exceed that highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Fremont of the right to accelerate the payment or maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Fremont to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to in this Section 2.16 collectively as Interest) in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding the Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over the Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate (Excess), Borrowers acknowledge and stipulate that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Fremont does not intend to collect any unearned interest in the event of any such acceleration. Borrowers recognize that, with fluctuations in the rates of interest set forth in Section 2.6 and the Maximum Rate, such an unintentional result could inadvertently occur but for the agreements of the parties to limit interest to the Maximum Rate and to apply, credit or return any Excess as provided herein. All monies paid to Fremont hereunder or under any of the other Loan Document, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, Borrowers covenant that (a) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (b) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Fremont, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Fremont, all Interest at any time contracted for, charged or received from Borrowers in connection with this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers and Fremont shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(b) exclude voluntary prepayments and the effects thereof. The provisions of this Section 2.16 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section 2.16 is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.16. Notwithstanding any provisions contained in this Agreement or any of the other Loan Documents providing that interest is to be computed on the basis of a 360 day year, interest shall never exceed the Maximum Rate computed on the basis of a 365 or 366 year, as the case may be. In no event shall Borrowers be obligated to pay any of the fees payable under this Agreement to the extent that the amount of such fees otherwise payable under such sections, when added to the amount of interest charged under Section 2.6 or otherwise, would result in the assessment or collection of sums deemed to be Interest in excess of the Maximum Rate (it being the express intent and understanding of the parties hereto that such fees not constitute interest or a charge for the use or detention of money).

                  2.17 MONTHLY STATEMENTS. Fremont shall render monthly statements to Borrowers of all Obligations, including statements of all principal, interest, fees and Fremont Expenses charged, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Fremont unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Fremont, by registered or certified mail or overnight courier service, at Fremont's address stated in Section 12, written objection to Fremont's statement specifying the error or errors, if any, contained in such statements.

                  2.18 PAYMENT MECHANICS. As an administrative convenience to Borrowers to ensure the timely payment of amounts owing by Borrowers to Fremont under this Agreement, Borrowers hereby request Fremont to advance for the account of Borrowers an amount each month sufficient to pay interest accrued on the principal amount of the Obligations during the immediately preceding month and all monthly principal installments or other payments due under a Note or other Loan Document and amounts from time to time sufficient to pay all fees and Fremont Expenses owing by Borrowers under this Agreement. Borrowers authorize Fremont to make a Revolving Advance for Borrowers' account of a sum sufficient each month to pay, on the due date thereof, all interest accrued on the principal amount of the Obligations during the immediately preceding month and all monthly principal installments or other payments due under a Note or other Loan Document and sums from time to time sufficient to pay, on the due date thereof, all fees and Fremont Expenses owing by Borrowers under this Agreement, and Fremont may apply the proceeds of each such Revolving Advance to the payment of such interest, installments, fees and Fremont Expenses. Each such Revolving Advance shall thereafter accrue interest at the rate then applicable under this Agreement. Fremont, however, shall not be obligated to make any such Revolving Advance and Borrowers acknowledge that Fremont will be particularly disinclined to do so if an Event of Default or an Overadvance exists at the time of, or would result from the making of, such Revolving Advance.

                  2.19 REPAYMENT OF THE OBLIGATIONS. All of the Obligations shall be payable by Borrowers to Fremont upon the earliest of (a) the receipt by Fremont or a Borrower of any collections or proceeds of any of the Collateral, to the extent of such collections or proceeds, (b) the occurrence of an Event of Default in consequence of which Fremont elects to accelerate the maturity and payment of the Obligations or (c) termination of the Loan Agreement pursuant to
Section 3.1 or Section 3.2; provided, however, that any portion of the Obligations payable on demand under any of the Loan Documents shall be paid on demand. Any outstanding Term Loans shall be due and payable upon termination of the Loan Agreement.

                  2.20 BORROWERS' REPRESENTATIVE. Each Borrower hereby irrevocably appoints Digital as, and Digital shall act under this Agreement as, the representative of itself and each other Borrower for all purposes under this Agreement, including, and receiving account statements and other notices and communications to Borrowers (or any of them) from Fremont. Fremont may rely, and shall be fully protected in relying, on any Loan request, disbursement instructions, reports, information or any other notice or communication made or given by Digital, whether in its own name, on behalf of a Borrower or on behalf of "the Borrowers," and Fremont shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this SECTION 2.20 shall not be construed so as to preclude a Borrower from directly requesting Loans or taking other actions permitted to be taken by "a Borrower" hereunder. Fremont may to maintain a single loan account in the name of "Digital Recorders, Inc." hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

                  2.21     NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

                           A.       JOINT AND SEVERAL LIABILITY. Each Borrower
shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans, and other Obligations, regardless of which Borrowers actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Fremont accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Fremont is relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

                           B.       UNCONDITIONAL NATURE OF LIABILITY. Each
Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations,
(ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Fremont with respect to any of the Obligations or any instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Fremont, (iv) the failure by Fremont to take any steps to perfect or maintain the perfected status of its security interest in or lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Fremont's release of any Collateral or of its liens upon any Collateral, (v) Fremont' election, in any proceeding instituted under the Bankruptcy Code, for the application of
Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations,
(viii) any amendment or modification of any of the Loan Documents or waiver of any Default Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Fremont's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or
(xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Obligor. At any time an Event of Default exists, Fremont may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Fremont under applicable law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing such Borrower or another Obligor. Each Borrower consents and agrees that Fremont shall be under no obligation to marshall any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

                           C.       NO REDUCTION IN LIABILITY FOR OBLIGATIONS.
No payment or payments made by an Obligor or received or collected by Fremont from any Collateral or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of which shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and the Commitment is terminated.

                           D.       CONTRIBUTION. Each Borrower is
unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers ("Contributing Borrowers") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrowers from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such

Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determinations thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

                           E.       SUBORDINATION. Each Borrower hereby
subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

          3.      TERM OF AGREEMENT AND EARLY TERMINATION

                  3.1 TERM. This Agreement shall become effective in accordance with Section 14.1 and shall continue in full force and effect for a term ending four (4) years after the date hereof and shall be deemed automatically renewed for successive terms of one (1) year thereafter until terminated as of the end of the initial term or any renewal term (each a Term) by either party giving the other written notice at least sixty (60) days prior to the end of the then current Term.

                  3.2 EARLY TERMINATION. Borrowers, subject to the payment of the fee described below, may terminate this Agreement other than at the end of the then current Term by giving Fremont prior written notice of its intention to effect an early termination of this Agreement. Fremont may terminate this Agreement at any time that an Event of Default exists. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Fremont's lost profits as a result of an early termination of this Agreement, in either of the instances described in the preceding two sentences, Borrowers shall pay to Fremont, upon the effective date of such early termination and in addition to all other Obligations, as liquidated damages for the loss of the bargain and not as a penalty, an early termination fee (the Early Termination Fee) in an amount equal to: (a) five percent (5.0%) of the Advance Limit if such termination occurs at any time during the first year of the initial Term; (b) three percent (3.0%) of the Advance Limit if such termination occurs at any time during the second year of the initial Term; and (c) one percent (1.0%) of the Advance Limit if such termination occurs during the third or fourth year of the initial Term or during any renewal Term. Notwithstanding the foregoing, no Early Termination Fee shall be payable by Borrowers if (i) Fremont denies Borrowers' request to provide financing for Borrowers to make a Permitted Acquisition which requires financing by Fremont of not less than $500,000, (ii) Borrowers obtain such financing from another financial institution, and (iii) all Obligations then owing from Borrower to Lender are paid in full simultaneously with the closing of such financing.

          The Early Termination Fee shall be presumed to be the amount of damages sustained by Fremont as the result of the early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Fee shall be deemed included in the Obligations. Notwithstanding anything herein to the contrary, if and to the extent the Early Termination Fee constitutes interest under applicable law, the Early Termination Fee, when added to all other interest contracted for, charged or received under this Agreement or any other Loan Documents, shall not exceed, and shall be limited to an amount which constitutes, interest at the Maximum Rate.

                  3.3 RIGHT OF FIRST REFUSAL. If Borrowers seek to terminate this Agreement prior to the end of the initial Term in order to refinance with another lender, Borrowers shall give Fremont the opportunity to match the pricing and credit structure terms being offered by the refinancing lender by delivering to Fremont a copy of the written commitment for financing issued by the refinancing lender. Fremont shall deliver to Borrowers written notice of its decision within fifteen (15) days after Fremont's receipt of the commitment. If Fremont decides to match the pricing and credit structure terms set forth in the commitment, this Agreement and the other Loan Documents shall be amended accordingly and the Term of this Agreement shall be extended for a period of four (4) years from the date of the amendment. If Fremont decides not to match the pricing and credit structure terms set forth in the commitment and Borrowers proceed with the refinancing and causes an early termination hereof, Fremont shall be entitled to payment of an Early Termination Fee as provided in
Section 3.2.

                  3.4 EFFECT OF TERMINATION. Upon termination of this Agreement, all of the Obligations shall be immediately due and payable in full. No termination of this Agreement shall relieve or discharge Borrowers of Borrowers' duties, obligations and covenants hereunder until all of the Obligations have been fully and indefeasibly paid and satisfied, and Fremont's continuing security interest in the Collateral shall remain in effect until all of the Obligations have been fully and indefeasibly paid and satisfied.

          4.      CREATION OF SECURITY INTEREST

                  4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Fremont a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each and all of its covenants and duties under the Loan Documents. Fremont's security interest in the Collateral shall attach to all Collateral without further act on the part of Fremont or Borrowers. Other than sales of Inventory to buyers in the ordinary course of business, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers shall, upon the request of Fremont, immediately endorse and assign such Negotiable Collateral to Fremont and deliver physical possession of such Negotiable Collateral to Fremont.

                  4.3 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrowers shall execute and deliver to Fremont, concurrently with Borrowers' execution and delivery of this Agreement and at any time thereafter at the request of Fremont, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Fremont may reasonably request, in form satisfactory to Fremont, to perfect and continue perfected Fremont's security interest in the Collateral and in order to fully consummate all of the transactions contemplated hereunder and under the other Loan Documents.

                  4.4 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Fremont (and any Persons designated by Fremont) as such Borrower's true and lawful attorney-in-fact, and authorizes Fremont, in either such Borrower's or Fremont's name, to: (a) at any time that an Event of Default exists (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Fremont deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
(vii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Fremont, and open all mail addressed to such Borrower, (viii) make, settle and adjust all claims under such Borrower's policies of insurance and endorse the name of such Borrower on any item of payment for the proceeds of such policies of insurance, and (ix) do all other acts and things necessary, in Fremont's determination, to fulfill such Borrower's obligations under this Agreement or any of the other Loan Documents; and (b) at any time that Fremont determines that it is necessary or appropriate to preserve, protect, insure or maintain its rights hereunder (i) take control, in any manner, of any item of payment or proceeds of any Collateral, (ii) sign such Borrower's name on any of the documents described in Section 4.3 or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Fremont's security interest in the Collateral and file or record any of the foregoing documents, (iii) endorse such Borrower's name on any items of payment or proceeds thereof and deposit the same to the account of Fremont for application to the Obligations, (iv) sign such Borrower's name on any invoices, bills of lading, freight bills, chattel paper, documents, instruments or similar documents or agreements relating to any Accounts or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to Account Debtors, and (vi) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor. The appointment of Fremont as each Borrower's attorney-in-fact and each and every one of Fremont's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and this Agreement has been terminated.

                  4.5 RIGHT TO INSPECT. Fremont, through any of its officers, employees or agents, shall have the right at any time or times during each Borrower's usual business hours and after notice to such Borrower, or during the usual business hours of any third party having control over any of such Borrower's Books and after notice to such third party, to inspect such Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral or such Borrower's financial condition. Fremont also shall have the right at any time or times during each Borrower's usual business hours and after notice to such Borrower to inspect and examine the Inventory and the Equipment and to check and test the same as to quality, quantity, value and condition. If an Event of Default exists or if Fremont reasonably believes that an Event of Default exists, Fremont may conduct any of the inspections referenced in this Section 4.5 at any time without regard to a Borrower's or any third party's usual business hours and without notice.

                  4.6 SECURITY AGREEMENT FILED AS UCC-1 FINANCING STATEMENT. A carbon, photographic or other reproduction or copy of this Agreement or of a financing statement is sufficient as, and may be filed in lieu of, a financing statement.

          5.      REPRESENTATIONS AND WARRANTIES

                  Each Borrower makes the following representations and warranties to Fremont and each such representation and warranty shall be deemed to be repeated with each Loan made by Fremont and shall be conclusively presumed to have been relied on by Fremont regardless of any investigation made or information possessed by Fremont. The following representations and warranties shall be cumulative and in addition to any and all other representations and warranties which each Borrower shall now or hereafter give, or cause to be given, to Fremont.

                  5.1 NO PRIOR ENCUMBRANCES; SECURITY INTERESTS. Such Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except for those set forth on
Schedule 5.1 attached hereto and permitted under Section 7.2.

                  5.2 ACCOUNTS. All of such Borrower's Accounts constitute bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of such Borrower's business, and, in the case of Accounts created by the sale and delivery of Inventory, the Inventory giving rise to such Accounts has been delivered to the Account Debtor. At the time of the creation of each Eligible Account or the assignment thereof to Fremont, each such Eligible Account is unconditionally owed to such Borrower without defense, dispute, offset, counterclaim or right of return or cancellation and such Borrower has not received notice of actual or imminent bankruptcy, insolvency or material impairment of the financial condition of the Account Debtor regarding such Eligible Account.

                  5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

                  5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, processor or similar party unless Fremont has consented thereto in writing and are located only at the following locations: 800 East Campbell Road, Suite 155, Richardson, Texas 75081, 5121 Holly Ridge Road, Raleigh, North Carolina 27612, 4018 Patriot Drive, Suite 100, Durham, North Carolina 27709 and 615 Alton Place, High Point, North Carolina 27263.

                  5.5 INVENTORY RECORDS. Such Borrower keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory and Borrower's cost therefor.

                  5.6 LOCATION OF CHIEF EXECUTIVE OFFICE. The chief executive office of such Borrower is located at the address stated in the first paragraph of this Agreement.

                  5.7 DUE INCORPORATION AND QUALIFICATION. Such Borrower is a corporation duly organized and existing and in good standing under the laws of the state of its incorporation and is qualified or licensed to do business in, and is in good standing in, any state in which the nature of such Borrower's business requires such qualification or licensing.

                  5.8 FICTITIOUS NAMES. Digital is conducting its business at the present time under the following trade or fictitious names: Digital Recorders, Digital Audio Company, Transit Communications Systems, Talking Bus; TwinVision is conducting its business at the present time under the following trade or fictitious names: None; and DAC is conducting its business at the present time under the following trade or fictitious names: Digital Audio Company. Such Borrower has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such names. During the five (5) years prior to the date of this Agreement, Digital conducted business under the following trade or fictitious names in addition to those stated above: Highway Information Services; TwinVision conducted business under the following trade or fictitious names in addition to those stated above:
None; and DAC conducted business under the following trade or fictitious names in addition to those stated above: None.

                  5.9 PERMITS AND LICENSES. Such Borrower holds all licenses, permits, franchises, approvals and consents as are required in the conduct of its business and the ownership and operation of its properties.

                  5.10 DUE AUTHORIZATION; NO CONFLICT; ENFORCEABILITY. The execution, delivery and performance of the Loan Documents to which such Borrower is a party are within such Borrower's corporate powers, have been duly authorized and are not in conflict with nor constitute a breach of any provision contained in such Borrower's Articles or Certificate of Incorporation or Bylaws; nor will they create a default or breach under any material agreement to which such Borrower is a party. The Loan Documents constitute such Borrower's legal, valid and binding obligations, enforceable in accordance with their respective terms.

                  5.11 LITIGATION. There are no actions or proceedings pending by or against such Borrower before any court or administrative agency and such Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions or prosecutions involving such Borrower or any guarantor of the Obligations, except for ongoing collection matters in which such Borrower is the plaintiff and such matters as set forth on Schedule 5.11 attached hereto.

                  5.12 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against such Borrower or any of its property or in connection with such Borrower's business have been paid in full prior to delinquency or the expiration of any extension period. Digital's federal tax identification number is 56-1362926; TwinVision's federal tax identification number is 59-1980572; and DAC's federal tax identification number is 56-1926345.

                  5.13 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. All financial statements relating to such Borrower which have been or may hereafter be delivered by such Borrower to Fremont have been prepared in accordance with GAAP and fairly present such Borrower's financial condition as of the date thereof and such Borrower's results of operations for the period then ended. There has been no material adverse change in the financial condition of such Borrower since the date of the most recent of such financial statements submitted to Fremont.

                  5.14 SOLVENCY. Such Borrower is able to pay its debts (including trade debts) as they mature, has capital sufficient to carry on its business and the fair saleable value of its assets exceeds the amount of its liabilities. No transfer of property is being made by such Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of such Borrower.

                  5.15 ERISA. Neither such Borrower, nor any ERISA Affiliate nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations thereof. No lien upon the assets of such Borrower has arisen with respect to any Plan. No prohibited transaction within the meaning of ERISA
Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. Neither such Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

                  5.16 ENVIRONMENTAL LAWS AND HAZARDOUS MATERIALS. Such Borrower has complied with all Environmental Laws. Except as disclosed to Fremont in writing prior to the date of this Agreement, such Borrower has not caused or permitted any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of or used at, upon, under or within any premises at which such Borrower conducts its business, or in connection with such Borrower's business. To the best of such Borrower's knowledge, no prior owner or operator of any premises at which such Borrower conducts its business has caused or permitted any of the above to occur at, upon, under or within any of such premises.

                  5.17 INTELLECTUAL PROPERTY. Such Borrower does not own or have rights as licensee in or to any trademarks or patents or have any trademark or patent applications pending, except as set forth on Schedule 5.17 attached hereto.

                  5.18 LABOR AND EMPLOYMENT DISPUTES. There are no pending grievances, disputes or controversies with any union or other organization of such Borrower's employees, or pending threats of strikes or work stoppages, or demands for collective bargaining by any union or other organization of such Borrower's employees.

                  5.19 YEAR 2000 COMPLIANCE. Such Borrower has taken all action necessary to assure that there will be no material adverse change to such Borrower's business by reason of the advent of the year 2000, including that all of such

Borrower's computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after December 31, 1999.

          6.      AFFIRMATIVE COVENANTS

                  Each Borrower covenants and agrees that during the term of this Agreement and until payment in full of the Obligations, and unless Fremont shall otherwise consent in writing, such Borrower shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Such Borrower at all times shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to the Collateral which contain information as may from time to time be requested by Fremont. Such Borrower also shall keep proper books of account showing all sales, claims and allowances on its Inventory.

                  6.2 COLLATERAL REPORTS. Such Borrower shall deliver to Fremont, no later than the fifteenth day of each month during the term of this Agreement, a detailed aging of the Accounts, a reconciliation statement, a summary aging, by vendor, of all accounts payable and any book overdraft, copies of such Borrower's bank account statements and a compliance certificate with respect to such Borrowers representations, warranties and covenants regarding the Collateral and such Borrowers officers and directors insurance, all in form and substance satisfactory to Fremont. Such Borrower shall deliver to Fremont, as Fremont may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customers' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Fremont, copies of all such documentation shall be held by such Borrower as custodian for Fremont.

                  6.3 RETURNS. Returns and allowances, if any, as between such Borrower and its Account Debtors, shall be permitted by such Borrower on the same basis and in accordance with the usual and customary practices of such Borrower as they exist at the time of the execution and delivery of this Agreement. If any Account Debtor returns any Inventory to such Borrower, such Borrower shall promptly determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Fremont) in the appropriate amount to such Account Debtor. Such Borrower shall promptly notify Fremont of all returns and recoveries and of all disputes and claims.

                  6.4 INVENTORY REPORTS. Such Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Fremont Inventory reports specifying such Borrower's cost and the wholesale market value of such Borrower's raw materials, work in process and finished goods, and further specifying such other information as Fremont may reasonably request. In addition, each of TwinVision and Digital (for TCS) shall as soon as available, but in any event within thirty (30) days after the end of each month execute and deliver to Fremont (i) a complete Inventory summary detailing all Inventory by type, category and item number, (ii) an Inventory report with respect to all Confirmed Orders specifying such information as may be requested by Fremont, and in any case the amount of the Confirmed Order, the date received and the party making such Confirmed Order and (iii) a costed bill of materials detailing all components of Inventory necessary to complete such Confirmed Orders. Such Borrower shall submit to Fremont all reports required under Sections 6.2 and 6.4 in such printed or electronic formats as may be requested by Fremont from time to time. Fremont, in its sole discretion, may conduct appraisals on the Inventory at any time, at the sole cost and expense of Borrowers.

                  6.5 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Such Borrower shall deliver to Fremont: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of such Borrower's fiscal years, a company prepared balance sheet and profit and loss statement covering such Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of such Borrower's fiscal years, financial statements of such Borrower for each such fiscal year, audited by independent certified public accountants acceptable to Fremont. All such annual financial statements shall include a balance sheet and profit and loss statement, together with the accountants' letter to management. Such Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, and any other filings made by such Borrower with the Securities and Exchange Commission, if any, as soon as the same become available, and any other report reasonably requested by Fremont relating to the Collateral or the financial condition of such Borrower, including financial projections, and a certificate signed by the chief financial officer of such Borrower to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Fremont under this Section 6.5 fairly present the financial condition of such Borrower and that there exists on the date of delivery of such certificate to Fremont no condition or event which constitutes an Event of Default. If such Borrower is a parent company of one or more subsidiaries or is a subsidiary of another company, then, in addition to the financial statements referred to above, such Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                  6.6 LITIGATION. Such Borrower shall promptly notify Fremont in writing of any litigation, governmental investigations or criminal prosecutions involving Borrower, other than collection matters in which such Borrower is the plaintiff.

                  6.7 TAX RETURNS, RECEIPTS. Such Borrower shall deliver to Fremont copies of each of such Borrower's federal income tax returns, and any amendments thereto, within thirty (30) days after the filing thereof with the Internal Revenue Service. Furthermore, such Borrower shall deliver to Fremont, promptly upon request by Fremont, satisfactory evidence of such Borrower's payment of all federal withholding taxes required to be paid by such Borrower.

                  6.8 GUARANTOR TAX RETURNS. If requested by Fremont, such Borrower shall cause each guarantor of the Obligations to deliver to Fremont copies of such guarantor's federal income tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service.

                  6.9 TITLE TO EQUIPMENT. Upon Fremont's request, such Borrower shall immediately deliver to Fremont, properly endorsed, any and all evidences of ownership of, or certificates of title or applications for title to, any items of Equipment.

                  6.10 MAINTENANCE OF EQUIPMENT. Such Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Such Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                  6.11 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against such Borrower or any of its property or in connection with such Borrower's business shall be paid in full prior to delinquency or the expiration of any extension period. Such Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law and will execute and deliver to Fremont, on demand, appropriate certificates attesting to the payment or deposit thereof. Such Borrower shall make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability and local, state and federal income taxes, and shall, upon request, furnish Fremont with proof satisfactory to Fremont indicating that such Borrower has made such payments or deposits.

                  6.12 INSURANCE. Such Borrower, at its expense, shall keep and maintain the Collateral insured against all risk of loss or damage from fire, theft, vandalism, malicious mischief, explosion, sprinklers and all other hazards and risks of physical damage included within the meaning of the term "extended coverage" in such amounts as are ordinarily insured against by other similar businesses. Such Borrower shall also keep and maintain comprehensive general public liability insurance and property damage insurance, and insurance against loss from business interruption, insuring against all risks relating to or arising from such Borrower's ownership and use of the Collateral and such Borrower's other assets and the operation of such Borrower's business. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Fremont. Such Borrower shall deliver to Fremont certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain a Lender's Loss Payable endorsement in a form satisfactory to Fremont, naming Fremont as loss payee thereof (as its interests appear), and shall contain a waiver of warranties. All proceeds payable under any such policy shall be payable to Fremont to be applied to the Obligations. All public liability and property damage policies shall name Fremont as an additional insured. All such policies shall provide that Fremont shall receive no less than thirty (30) days prior written notice of any cancellation or termination of such policies.

                  6.13 NO OFFSETS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of such Borrower shall be made without offset or counterclaim, and such Borrower hereby waives any right to offset, against the repayment of the Obligations, any claims it may have against Fremont.

                  6.14 FREMONT EXPENSES. Such Borrower acknowledges that Fremont Expenses include, among other things, (a) Fremont's reasonable attorneys fees and expenses incurred in defending or otherwise representing Fremont concerning the Loan Documents or the Obligations and (b) charges resulting from the dishonor of checks. Since Fremont Expenses are a part of the Obligations which are secured by the Collateral, Fremont shall not be required to discharge any lien or terminate any security interest in the Collateral unless and until
(y) Borrowers and Fremont execute a mutual general release of liability and indemnification in favor of and acceptable to Fremont and (z) to the extent another financial institution refinances the Obligations, such financial institution delivers an agreement, acceptable to Fremont, to indemnify Fremont for loss arising from checks delivered to Fremont for collection and payment of the Obligations which are returned for non-payment or for any other reason.

                  6.15 COMPLIANCE WITH LAW. Such Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to such Borrower and the conduct of such Borrower's business, including the Fair Labor Standards Act and the Americans with Disabilities Act.

                  6.16 LOCATION OF INVENTORY AND EQUIPMENT. Such Borrower shall keep the Inventory and Equipment only at the locations identified in
Section 5.4.

                  6.17 ENVIRONMENTAL LAWS AND HAZARDOUS MATERIALS. Such Borrower shall not permit any lien under any Environmental Law to be filed against any of the Collateral or any of such Borrower's real property, and will promptly notify Fremont of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. Fremont shall have the right to join and participate in, as a party if it so elects, any legal or administrative proceeding initiated against such Borrower or any guarantor of the Obligations with respect to any Hazardous Material or in connection with any Environmental Law.

                  6.18 INTEREST COVERAGE. Borrowers shall at all times maintain an Interest Coverage Ratio of not less than 1.0 to 1.0, with such ratio to be calculated quarterly on a cumulative basis for the initial four (4) fiscal quarters of Borrowers after the date hereof and thereafter to be calculated quarterly for the four (4) fiscal quarters of Borrowers immediately preceding the date of determination.

          7.      NEGATIVE COVENANTS

                  Each Borrower covenants and agrees that during the term of this Agreement and until payment in full of the Obligations, such Borrower will not do any of the following without Fremont's prior written consent:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit or otherwise become liable with respect to any indebtedness outside of the ordinary and usual course of Borrower's business, except (a) indebtedness set forth in such Borrower's latest financial statements submitted to Fremont prior to the date of this Agreement and renewals or extensions of such indebtedness, (b) Subordinated Debt incurred in connection with a Permitted Acquisition and (c) the Obligations.

                  7.2 SECURITY INTERESTS. Create, incur, assume or permit to exist any security interest, lien, pledge, mortgage or encumbrance on any Collateral or on any of such Borrower's real property, except (a) the security interests granted to Fremont by such Borrower, (b) the security interests disclosed in the UCC searches obtained by Fremont prior to the funding of the initial Revolving Advance hereunder (other than security interests required to be terminated pursuant to the Conditions Precedent Rider) and (c) any security interest which such Borrower has disclosed in writing to Fremont and to which Fremont has given its prior written consent.

                  7.3 EXTRAORDINARY TRANSACTIONS. Enter into any transaction not in the ordinary and usual course of such Borrower's business, including the sale, lease or other disposition of, whether by sale or otherwise, any of Borrower's assets other than sales of Inventory in the ordinary and usual course of such Borrower's business; or make any advance, loan or capital contribution to any Person except in the ordinary and usual course of such Borrower's business; provided, however, that Digital may from time to time make loans and advances to Transit-Media so long as such loans and advances at any time outstanding do not exceed Two Hundred Thousand Dollars ($200,000).

                  7.4 CHANGE NAME. Change such Borrower's name, business structure or identity, or add any new fictitious name.

                  7.5 FUNDAMENTAL CHANGES. Enter into any acquisition, merger, consolidation, reorganization or recapitalization, or reclassify its capital stock, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all of the assets, stock or other beneficial ownership interest of any other Person.

                  7.6 GUARANTY. Guaranty or otherwise become in any way liable with respect to the obligations of any third party (other than a guaranty of any other Borrower's Obligations as provided herein) except by endorsement of instruments or items of payment for deposit to the account of such Borrower for negotiation and delivery to Fremont.

                  7.7 RESTRUCTURE. Make any change in Borrower's capital structure or in the principal nature of such Borrower's business operations.

                  7.8 PREPAYMENTS. Prepay any indebtedness owing to any third party.

                  7.9 CHANGE OF OWNERSHIP. Cause, permit or suffer any transfer, whether direct or indirect, of the ownership of thirty percent (30%) or more of Borrower's outstanding capital stock or other beneficial ownership interest in any single transaction or series of transactions.

                  7.10 COMPENSATION. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, management fees or other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of such Borrower's executives, officers, shareholders, affiliates, and directors (or any relatives thereof) in an aggregate amount in excess of the amounts set forth in the Incentive Compensation Plan (as modified from year to year with the prior written consent of Fremont).

                  7.11 LOANS TO INSIDERS. Make any loans, advances or extensions of credit to any officer, director, executive, employee or shareholder of such Borrower, or any relative of any of the foregoing, or to any entity which is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower (other than as expressly permitted in SECTION 7.3 hereof), which when aggregated with all other loans, advances or extensions of credit to any or all of the above Persons at any time outstanding during the term of this Agreement, exceeds Twenty Five Thousand Dollars ($25,000).

                  7.12 CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor, in excess of Twenty-Five Thousand Dollars ($25,000) for any individual transaction or where the aggregate amount of such capital expenditures, made or committed for in any fiscal year, is in excess of Two Hundred and Fifty Thousand Dollars ($250,000).

                  7.13 CONSIGNMENTS. Consign any Inventory; or sell any Inventory on bill and hold, sale on approval or other conditional terms of sale.

                  7.14 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of such Borrower's capital stock, of any class, whether now or hereafter outstanding; provided, that, Digital may pay annual dividends to the holders of its non-voting preferred stock in an amount not to exceed 177,000.

                  7.15 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify or terminate any agreement currently existing or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of such Borrower's accounting records without said accounting firm or service bureau agreeing to provide Fremont information regarding the Collateral or such Borrower's financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Fremont pursuant to or in accordance with this Agreement, and agrees that Fremont may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.16     SUSPENSION.  Suspend or go out of business.

                  7.17 LOCATION OF CHIEF EXECUTIVE OFFICE. Relocate its chief executive office to a new location unless Fremont is given thirty (30) days prior written notice thereof.

          8.      EVENTS OF DEFAULT

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

                  8.1 FAILURE TO PAY. Borrowers fail to pay when due any of the Obligations;

                  8.2 FAILURE TO PERFORM. A Borrower fails or neglects to timely perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the other Loan Documents or in any other present or future agreement between such Borrower and Fremont;

                  8.3 MISREPRESENTATION. Any representation, warranty or statement of fact made by a Borrower or any officer, employee, agent or director of such Borrower to Fremont shall when made or deemed to be made be false or misleading in any material respect;

                  8.4 MATERIAL ADVERSE CHANGE. There is a material adverse change in a Borrower's business or financial condition;

                  8.5 LEVY OR ATTACHMENT. Any material portion of a Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer;

                  8.6 INSOLVENCY BY BORROWER. An Insolvency Proceeding is commenced by a Borrower;

                  8.7 INSOLVENCY AGAINST BORROWER. An Insolvency Proceeding is commenced against a Borrower;

                  8.8 INJUNCTION AGAINST BORROWER. A Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.9 GOVERNMENT LIEN. A notice of lien, levy or assessment is filed of record with respect to any of a Borrower's assets by the United States government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of such Borrower's assets and the same is not paid on the payment date thereof;

                  8.10 JUDGMENT. A judgment or other claim for an amount in excess of Twenty Five Thousand Dollars ($25,000) becomes a lien or encumbrance on a Borrower's assets;

                  8.11 CROSS DEFAULT TO MATERIAL AGREEMENTS. There is a default in any material agreement to which a Borrower is a party with one or more third parties or by which such Borrower or such Borrower's property or assets are bound;

                  8.12 SUBORDINATED DEBT PAYMENTS. A Borrower makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination agreement applicable to such indebtedness;

                  8.13 LOSS OF GUARANTOR. Any guarantor of the Obligations dies, revokes or terminates his/her/its guaranty, becomes the subject of an Insolvency Proceeding, or contests his/her/its obligations under such a guaranty; or if any such guaranty of the Obligations ceases to be valid or enforceable for any reason;

                  8.14 ERISA VIOLATION. A prohibited transaction within the meaning of ERISA Section 406 or IRC Section 4975(c) shall occur with respect to a Plan which could have a material adverse effect on the financial condition of a Borrower; any lien upon the assets of a Borrower in connection with any Plan shall arise; a Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the opinion of Fremont, have a material adverse effect on the financial condition of such Borrower; a Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which such Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; a Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the opinion of Fremont, have a material adverse effect on the financial condition of a Borrower; or a Borrower shall fail to notify Fremont promptly in writing and in any event within ten (10) days of the occurrence of any event which constitutes an Event of Default under this clause or would constitute such an Event of Default upon the exercise of Fremont's judgment; or

                  8.15 CRIMINAL PROCEEDINGS. Criminal proceedings are instituted against a Borrower, any member of such Borrower's senior management or any guarantor of the Obligations that could result in the forfeiture or loss of Collateral or a material impairment of the financial condition of such Borrower or any guarantor of the Obligations.

                  Notwithstanding anything contained in this Section 8 to the contrary, Fremont shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to exist by reason of the occurrence of any of the events set forth in Sections 8.5, 8.7, 8.8, 8.9 or 8.10 of this Agreement if, within twenty (20) days after the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; PROVIDED, HOWEVER, Fremont shall not be obligated to make Revolving Advances or Acquisition Loans to Borrower during such period.

          9.      FREMONT'S RIGHTS AND REMEDIES

                  9.1 RIGHTS AND REMEDIES. At any time that an Event of Default exists, Fremont may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, any of the other Loan Documents or otherwise, immediately due and payable in full;

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrowers under this Agreement, any of the other Loan Documents or any other agreement between Borrower and Fremont;

                           (c)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Fremont, but without affecting Fremont's rights and security interest in the Collateral and without affecting Borrowers duties, obligations and covenants hereunder, including payment of the Obligations;

                           (d)      Settle or adjust disputes and claims
directly with Account Debtors for amounts and upon terms which Fremont considers advisable and, in such cases, Fremont will credit Borrowers' loan account with only the net amounts received by Fremont in payment of such disputed Accounts, after deducting all Fremont Expenses incurred or expended in connection therewith;

                           (e)      Cause each Borrower to hold all returned
Inventory in trust for Fremont, segregate all returned Inventory from all other property of such Borrower or in such Borrower's possession and conspicuously label said returned Inventory as the property of Fremont;

                           (f)      Without notice to or demand upon Borrowers
or any guarantor, make such payments and do such acts as Fremont considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Fremont so requires and to deliver or make the Collateral available to Fremont at a place designated by Fremont. Each Borrower authorizes Fremont to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien that in Fremont's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, each Borrower hereby grants Fremont a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Fremont's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g)      Without notice to Borrowers (such notice
being expressly waived) and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by Fremont (including any amounts received in a lockbox or blocked account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Fremont;

                           (h)      Hold, as cash collateral, any and all
balances and deposits of Borrowers held by Fremont (including any amounts received in a lockbox or blocked account) to secure the Obligations;

                           (i)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Fremont is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. Each Borrower's rights under all licenses and all franchise agreements shall inure to Fremont's benefit;

                           (j)      Sell the Collateral at either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Fremont determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (k)      Fremont shall give notice of the disposition
of the Collateral as follows:

                                    (1)      Fremont shall give the Borrowers
and any other Person entitled to notice under applicable law, a notice in writing of the time and place of public sale or, if the sale is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

                                    (2)      The notice shall be personally
delivered or mailed, postage prepaid, to Borrowers as provided in Section 12, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value;

                           (l)      Fremont may credit bid and purchase at any
public sale;

                           (m)      Any deficiency that exists after disposition
of the Collateral as provided above shall be paid immediately by Borrowers. Any excess will be remitted without interest by Fremont to the party or parties legally entitled to such excess; and

                           (n)      In addition to the foregoing, Fremont shall
have all rights and remedies provided by law and any rights and remedies contained in any other Loan Documents. All such rights and remedies shall be cumulative.

                  9.2 NO WAIVER. No delay on the part of Fremont in exercising any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under this Agreement or otherwise, preclude other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

         10.      TAXES AND EXPENSES REGARDING THE COLLATERAL

                  If a Borrower fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third parties regarding the Collateral, or fails to make any deposits or furnish any required proof of payment or deposit, or fails to perform any of such Borrower's other covenants under the terms of this Agreement or any other Loan Document, then, Fremont may, in its reasonable credit judgment, do any or all of the following: (a) make any payment which such Borrower has failed to pay or any part thereof; (b) set up such reserves in Borrowers loan account as Fremont deems necessary to protect Fremont from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in Section 6.12 and take any action with respect to such policies as Fremont deems prudent; or (d) take any other action deemed necessary by Fremont to preserve and protect its interests and rights under this Agreement or any other Loan Document. Any payments made by Fremont shall not constitute an agreement by Fremont to make similar payments in the future or a waiver by Fremont of any Event of Default under this Agreement. Fremont need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      WAIVERS AND INDEMNIFICATIONS

                  11.1 WAIVERS. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intention to accelerate and notice of acceleration, so that Fremont may exercise any and all rights and remedies under the Loan Agreement or any other Loan Documents, or as otherwise provided at law or in equity, at any time that an Event of Default exists, without any further notice, grace or opportunity to cure whatsoever. Each Borrower further waives notice prior to Fremont's taking possession or control of the Collateral, any bond or security which might be required by any court prior to allowing Fremont to exercise any of Fremont's remedies, and the benefit of all valuation, appraisement and exemption laws. Each Borrower agrees that, at any time that an Event of Default exists, Fremont may compromise, settle or release without notice to such Borrower any accounts, documents, instruments, chattel paper or guaranties at any time held by Fremont on which such Borrower may in any way be liable.

                  11.2 NO MARSHALING. Each Borrower, hereby expressly waives all rights, if any, to require a marshaling of assets by Fremont or to require that Fremont first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

                  11.3 FREMONT'S LIABILITY FOR COLLATERAL. So long as Fremont complies with its obligations, if any, under Section 9207 of the Code, Fremont shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

                  11.4 INDEMNIFICATION. Borrowers shall, jointly and severally, defend, indemnify and hold harmless Fremont, its directors, officers, agents, employees, participants and assigns, from and against any and all claims, suits, actions, causes of action, debts, liabilities, damages, losses, obligations, charges, judgments and expenses, including attorneys fees and costs, of any nature whatsoever, in any way relating to or arising from the transactions contemplated by this Agreement or any other Loan Document (including those relating to or arising from any alleged or actual violation of any Environmental Law, or any loss, damage or injury resulting from any Hazardous Material); provided that the foregoing indemnification shall not extend to liabilities, damages, losses, obligations, judgments and expenses proximately caused by the gross negligence or willful misconduct of Fremont. This indemnification provision shall survive the termination of this Agreement.

         12.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement, the Loan Documents or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrower or to Fremont, as the case may be, at their addresses set forth below:


                  IF TO BORROWERS: DIGITAL RECORDERS, INC.
                                   4018 Patriot Drive, Suite 100
                                   Durham, North Carolina 27709-4068
                                   Attn: President

                          WITH A COPY TO:   Gray, Layton, Kersh, Solomon, Sigmon
                                            Furr & Smith, P.A.
                                            516 S. New Hope Road
                                            Gastonia, North Carolina 28053-2636
                                            Attn: David M. Furr, Esq.


                  IF TO FREMONT:   FREMONT FINANCIAL CORPORATION
                                   1000 Abernathy Road N.E.
                                   Building 400, Suite 1500
                                   Atlanta, Georgia 30328
                                   Attn: Service Center Manager


         The parties hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Fremont in connection with Sections 9504 and 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) calendar days after the deposit thereof in the mail or one (1) calendar day after deposit thereof with an overnight delivery service. Borrowers acknowledge and agree that notices sent by Fremont in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or with an overnight delivery service or otherwise sent by Fremont in accordance with the delivery methods set forth above.

         13.      DESTRUCTION OF PAPERS DELIVERED TO FREMONT

                  All documents, schedules, invoices, agings or other papers delivered to Fremont may be destroyed or otherwise disposed of by Fremont four
(4) months after they are delivered to or received by Fremont unless Borrowers request, in writing, the return of said documents, schedules, invoices, agings or other papers and makes arrangements, at Borrowers expense, for their return.

         14.      GENERAL PROVISIONS

                  14.1 EFFECTIVENESS; TIME OF THE ESSENCE. This Agreement and the other Loan Documents shall be binding and deemed effective when executed by Borrowers and Fremont. Time is of the essence of this Agreement and the other Loan Documents.

                  14.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that no Borrower may assign this Agreement or any rights or duties hereunder without Fremont's prior written consent and any prohibited assignment shall be void and of no effect as against Fremont. No consent to an assignment by Fremont shall release any Borrower from its Obligations. Fremont and its successors and assigns may assign this Agreement and any other Loan Document and its rights and duties hereunder and thereunder. Fremont reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Fremont's rights and benefits hereunder. In connection therewith, Fremont may disclose all documents and information which Fremont now or hereafter may have relating to a Borrower or such Borrower's business. Each Borrower expressly consents to any assignment by Fremont to its wholly owned subsidiary, Fremont Funding Inc., of certain of Fremont's rights hereunder and under the other Loan Documents, including the beneficial interest in loans made by Fremont, and any subsequent assignment by Fremont Funding Inc. to LaSalle National Bank (or any successor trustee), as trustee of the Fremont Small Business Loan Master Trust, of such rights.

                  14.3 SECTION HEADINGS. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  14.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Fremont or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  14.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  14.6 AMENDMENTS IN WRITING. Neither this Agreement nor any provision hereof may be amended, modified, waived or terminated orally or by course of conduct or pattern of dealing, but only by a written agreement signed by an authorized officer of Fremont. Any purported amendment, modification, waiver or termination of this Agreement or any provision hereof that is not in writing and signed by an authorized officer of Fremont shall be void and of no effect.

                  14.7 INTEGRATION. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement, together with the other Loan Documents, supersedes all prior agreements, understandings and negotiations, if any, which are merged into this Agreement and the other Loan Documents.

                  14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement.

                  14.9 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by a Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Fremont of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences and other voidable or recoverable payments of money or transfers of property (a Voidable Transfer), and if Fremont is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Fremont is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of Fremont related thereto, the liability of such Borrower or such guarantor automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

                  14.10 CONSULTATION WITH COUNSEL. Each Borrower and Fremont acknowledge that they have been given the opportunity to consult with counsel and other advisors of their choice prior to entering into this Agreement.

                  14.11 LIMITATION OF LIABILITY. No claim may be made by a Borrower or any other Person against Fremont or the officers, directors, employees, participants, assignees or agents of Fremont for any special, indirect, punitive or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith, and each Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages.

                  14.12 TELEFACSIMILE EXECUTION. Delivery of an executed counterpart of this Agreement or any other Loan Document by telefacsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any other Loan Document by telefacsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Agreement or such other Loan Document.

                  14.13 FINANCE LENDER LICENSE. Fremont is licensed as a Finance Lender by the California Department of Corporations, file number 603 2362.

         15.      CHOICE OF LAW AND VENUE

                  THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW); PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO (A) THE CREATION OF LIENS ON COLLATERAL LOCATED IN SUCH STATE AND (B) THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF FREMONT'S LIENS UPON ANY PORTION OF THE COLLATERAL LOCATED IN SUCH STATE AND THE ENFORCEMENT IN SUCH STATE OF FREMONT'S OTHER REMEDIES WITH RESPECT TO THE COLLATERAL LOCATED IN SUCH STATE.

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF COBB, STATE OF GEORGIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF COBB, STATE OF GEORGIA, OR, AT THE SOLE OPTION OF FREMONT, IN ANY OTHER COURT IN WHICH FREMONT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, EACH BORROWER AND FREMONT EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 15.

         16.      WAIVER OF JURY TRIAL

                  EACH BORROWER AND FREMONT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND FREMONT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in Atlanta, Georgia.


ATTEST:                                      DIGITAL RECORDERS, INC., a North Carolina corporation



-------------------------------------
                                             By:
                                             DAVID M. FURR, Assistant Secretary
                                             LAWRENCE A. TAYLOR, Vice President
[CORPORATE SEAL]



ATTEST:                                      TWINVISION CORP. OF NORTH AMERICA, INC., a North Carolina corporation



-------------------------------------
                                             By:
                                             DAVID M. FURR, Assistant Secretary
                                             LAWRENCE A. TAYLOR, Vice President
[CORPORATE SEAL]



ATTEST:                                      DIGITAL AUDIO CORPORATION, a North Carolina corporation



-------------------------------------
                                             By:
                                             DAVID M. FURR, Assistant Secretary
                                             LAWRENCE A. TAYLOR, Vice President
[CORPORATE SEAL]



                                             FREMONT FINANCIAL CORPORATION, a California corporation


                                             Signed By:
                                                            Carlos Chang, Vice President

                        ASSISTANT SECRETARY'S CERTIFICATE


         I, David M. Furr, do hereby certify that I am the duly elected and acting Secretary of DIGITAL RECORDERS, INC., a North Carolina corporation (the Corporation), that the following is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation on the 23rd day of August, 1999, that the same have not in any way been modified or rescinded and are in full force and effect, and that the resolutions have been adopted in accordance with the laws of the state of incorporation, the Certificate or Articles of Incorporation and the Bylaws of the Corporation, and that either no shareholder consent is required or any necessary shareholder consent has been obtained:

                  "RESOLVED, that any one or more of the officers of the Corporation referred to below be and hereby are authorized and empowered on behalf of the Corporation to transact any and all business with Fremont Financial Corporation (Fremont), or Fremont's successors or assigns, which the Corporation could in any way transact and are further authorized to execute, acknowledge and deliver on behalf of the Corporation and in its name to Fremont the following (the Agreements):

                  1. A Loan and Security Agreement, together with riders, attachments and addenda thereto, and Secured Promissory Note(s) in favor of Fremont, each in form and content as such officer deems necessary and appropriate;

                  2. All security agreements, pledge agreements, financing statements, deeds of trust, mortgages, assignments and other instruments of conveyance in favor of Fremont to effect a grant of a security interest or lien in all or a portion of the Corporation's assets, including without limitation accounts, inventory, equipment, general intangibles and real property; and

                  3. All documents, instruments, agreements or certificates ancillary to the aforementioned loan and security documentation to the benefit of Fremont deemed necessary or appropriate to consummate the transactions with Fremont contemplated by the Corporation;

         "RESOLVED FURTHER, that the following are the true and correct names, signatures, and titles of the officers of the Corporation referred to above:


                           NAMES                              SIGNATURES                         TITLES

                  Lawrence A. Taylor                                                    Vice President/Chief
                                                     -----------------------------      Financial Officer


                  David M. Furr                                                         Assistant Secretary
                                                     -----------------------------

         "RESOLVED FURTHER, that each of the foregoing officers is hereby authorized to execute and deliver, for and on behalf of the Corporation, all such other documents, instruments and agreements and to do all such other acts and things as, in the opinion of such officer, may be necessary or appropriate in order to effectuate the intent and purpose of the foregoing resolutions and to consummate the transactions contemplated by and to be performed by the Corporation in connection with the Agreements;

         "RESOLVED FURTHER, that the acts of said officers, or any of them, shall at all times receive full faith and credit without the necessity of inquiry by Fremont as to any of the circumstances attending the same or to the application of any money loaned pursuant hereto, and that the acts and doings of said authorized officers or any of them, in respect to the subject matter hereof, are hereby fully ratified, approved, adopted and confirmed; and

         "RESOLVED FURTHER, that the authorizations herein set forth shall remain in full force and effect and shall apply to all amendments and modifications of the Agreements until written notice of the modification or revocation of such authorizations shall be delivered to and actually received by Fremont, or its successors or assigns, at its office."

IN WITNESS WHEREOF, I have executed this Certificate as Secretary of the Corporation as of this 23rd day of August, 1999.



                                        By:
                                           ----------------------------------
                                           DAVID M. FURR, Assistant Secretary

            CONDITIONS PRECEDENT RIDER TO LOAN AND SECURITY AGREEMENT
                                      AMONG
                          FREMONT FINANCIAL CORPORATION
                                       AND
                            DIGITAL RECORDERS, INC.,
                   TWINVISION CORP. OF NORTH AMERICA, INC. and
                            DIGITAL AUDIO CORPORATION



         This Conditions Precedent Rider to Loan and Security Agreement (hereinafter referred to as this "Rider") dated as of this 23rd day of August, 1999, is hereby made a part of and incorporated into that certain Loan and Security Agreement (hereinafter referred to, together with all supplements and riders thereto and amendments thereof, as the "Loan Agreement") dated the date hereof among FREMONT FINANCIAL CORPORATION, a California corporation (hereinafter referred to as "Fremont"), and DIGITAL RECORDERS, INC., a North Carolina corporation (Digital), TWINVISION CORP. OF NORTH AMERICA, INC., a North Carolina corporation (TwinVision) and DIGITAL AUDIO CORPORATION, a North Carolina corporation (DAC; Digital, TwinVision and DAC are hereinafter individually referred to as a Borrower and collectively as Borrowers).

         1. All capitalized terms contained in this Rider, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         2. At the request of Borrower, certain of the Loan Documents have been executed as of the date of this Rider even though all conditions precedent to Fremont's funding have not been satisfied. The execution of the Loan Documents prior to the satisfaction of all conditions is being done as an accommodation to Borrower and shall in no way obligate Fremont to make loans or advances to Borrower unless all conditions precedent are fully and completely satisfied.

         3. As used herein, (i) the term "Guarantor" shall refer to Robinson-Turney International, Inc., a Texas corporation, (ii) the term "Guarantors' Collateral" shall refer to all of Guarantors personal property, including, without limitation, all accounts, inventory, equipment and general intangible, and all products and proceeds thereof, (iii) the term "Validity Guarantor" shall refer to Lawrence A. Taylor, a resident of the State of North Carolina.

         4. As conditions precedent to the making of any of the loans described in the Loan Documents, each of the following conditions shall be satisfied to the satisfaction of Fremont unless waived by Fremont in writing:

                  a. No Event of Default shall exist;

                  b. Borrowers shall have executed and delivered, or caused to be executed and delivered, each of the Loan Documents and all other instruments, documents, agreements, waivers, financing statements, assignments, deeds of trusts mortgages and subordination agreements as in the opinion of Fremont may be necessary to give effect to the Loan Agreement, the transactions contemplated thereby or the perfection of Fremont's security interest in the Collateral;

                  c. Guarantor shall have executed and delivered, or caused to be executed and delivered, a Continuing Guaranty, in form and substance acceptable to Fremont, and all other instruments, documents, agreements, waivers, financing statements, deeds of trust, mortgages and subordination agreements as in the opinion of Fremont may be necessary to give effect to such Continuing Guaranty, the transactions contemplated thereby or the creation and perfection of Fremont's security interests in the Guarantors' Collateral;

                  d. Validity Guarantor shall have executed and delivered a Validity Guaranty, in form and substance acceptable to Fremont;

                  e. Fremont and Borrowers shall have entered into a Lockbox Agreement with a bank mutually acceptable to Fremont and Borrowers.

                  f. Digital shall have delivered to Fremont a stock pledge agreement, irrevocable stock powers and the original stock certificates with respect to sixty-five percent (65%) of Digital's equity interests in Transit-Media.

                  g. Fremont shall have received from Borrowers' and Guarantors' counsel an opinion letter in form and substance acceptable to Fremont in its sole discretion;

                  h. Borrowers shall have executed, and Fremont shall have filed, all financing statements deemed necessary or desirable to Fremont to perfect Fremont's security interest in the Collateral, and Fremont shall have received assurances satisfactory to it that such security interests are duly perfected, first priority security interests;

                  i. Borrowers shall have delivered to Fremont evidence satisfactory to Fremont that the Collateral has been insured in such amounts as may be acceptable to Fremont, in its sole discretion, and in compliance with the provisions of the Loan Agreement and that Fremont shall be named as lender loss payee on endorsements in form and substance satisfactory to Fremont which shall be issued in conjunction with all such policies of insurance;

                  j. Each Borrower shall have caused to be delivered to Fremont a copy of its Articles of Incorporation certified by the Secretary of State of its state of incorporation and a copy of its By-Laws certified by its corporate secretary as of the date of the Loan Agreement, together with a Good Standing Certificate for such Borrower issued by the Secretary of State of each state in which such Borrower transacts business.

                  k. Borrowers shall have delivered to Fremont a disbursement letter authorizing Fremont to pay all or a portion of the initial advances under the Loan Documents to Wachovia Bank, N.A. (the "Existing Secured Lender") in amounts sufficient to satisfy the indebtedness owing from Borrowers to the Existing Secured Lender;

                  l. Fremont shall have received payoff letters from the Existing Secured Lender pursuant to which the Existing Secured Lender have agreed to deliver terminations of all financing statements filed against each Borrower or Guarantor and reconveyances or releases of any deeds of trust or mortgages on the Collateral or Guarantors' Collateral immediately following receipt of payment of the indebtedness owing from Borrowers to the Existing Secured Lender;

                  m. Since _________________________, there shall not have
         occurred any material adverse change in the business, financial condition or results of operations of Borrower or the existence or value of any of the Collateral;

                  n. At the time of the initial funding under the Loan Documents, the amount of the revolving loan availability described in
         Section 2.1A of the Loan Agreement, shall exceed by an amount of not less than Seven Hundred and Fifty Thousand Dollars ($750,000) the sum of (a) the amount of Borrower's indebtedness to the Existing Secured Lender plus (b) the Loan Origination Fee of Fifty Thousand Dollars ($50,000) described in Section 2.10 of the Loan Agreement, plus (c) the amount of Borrower's past due trade payables (past due trade payables being those which are more than ninety (90) days past the original invoice date) and other past due obligations of Borrower (including book overdrafts and delinquent payroll taxes);

                  o. Fremont and its counsel shall have received and found acceptable all pending litigation between Borrowers and Mark IV Industries;

                  p. Fremont shall have received a duly executed landlord waiver agreement, in form and substance satisfactory to Fremont, with respect to each leased property where Borrower keeps Inventory or Equipment;

                  q. Fremont shall have received a duly processor agreement, in form and substance satisfactory to Fremont, with respect to any inventory at any time in the possession of a processor;

                  r. Fremont shall have completed its "takeover" audit of Borrower and the results thereof shall be satisfactory to Fremont, in its sole discretion; and

                  s. Borrower shall have delivered to Fremont a note pledge agreement pursuant to which Borrower shall pledge and collaterally assign to Fremont, as security for the Obligations, the promissory note(s) owing by Transit-Media to Borrowers.

         5. Borrower's failure to fulfill, or cause to be fulfilled, each of the foregoing conditions precedent to the satisfaction of Fremont on or before August 31, 1999, shall relieve Fremont of any obligation to consummate the transactions contemplated by the Loan Documents.

         6. The terms and conditions of this Rider are incorporated in and made a part of the Loan Agreement.

         7. This Rider shall be governed in all respects by and construed in accordance with the internal laws of the State of Georgia. This Rider shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Borrower hereby waives notice of Fremont's acceptance hereof.

         IN WITNESS WHEREOF, this Rider has been executed by the parties hereto as of the date first written above.

                       STANDBY LETTER OF CREDIT SUPPLEMENT
                         TO LOAN AND SECURITY AGREEMENT
                                      among
                          FREMONT FINANCIAL CORPORATION



ATTEST: DIGITAL RECORDERS, INC., a North Carolina corporation



---------------------------            By:
                                       David M. Furr, Assistant Secretary
                                       Lawrence A. Taylor, Vice President
[CORPORATE SEAL]


ATTEST:                                TWINVISION CORP. OF NORTH AMERICA,
                                       INC., a North Carolina corporation



----------------------------           By:
                                       David M. Furr, Assistant Secretary
                                       Lawrence A. Taylor, Vice President
[CORPORATE SEAL]


ATTEST:                                DIGITAL AUDIO CORPORATION, a North
                                       Carolina corporation



----------------------------           By:
                                       David M. Furr, Assistant Secretary
                                       Lawrence A. Taylor, Vice President
[CORPORATE SEAL]



                                       FREMONT FINANCIAL CORPORATION,
                                       a California corporation


                                       Signed By:
                                       Print:
                                             ---------------------------------
                                       Name:
                                            ----------------------------------

                                       Title/Capacity:
                                                      ------------------------

                       STANDBY LETTER OF CREDIT SUPPLEMENT
                         TO LOAN AND SECURITY AGREEMENT
                                      AMONG
                          FREMONT FINANCIAL CORPORATION
                                       AND
                            DIGITAL RECORDERS, INC.,
                   TWINVISION CORP. OF NORTH AMERICA, INC. and
                            DIGITAL AUDIO CORPORATION


         This Standby Letter of Credit Supplement ("Supplement") is a supplement to the Loan and Security Agreement between FREMONT FINANCIAL CORPORATION ("Fremont") and DIGITAL RECORDERS, INC., TWINVISION CORP. OF NORTH AMERICA, INC. and DIGITAL AUDIO CORPORATION (hereinafter individually referred to as a "Borrower" and collectively as "Borrowers") dated as of August 23, 1999 (the "Agreement"). This Supplement is (a) hereby incorporated into the Agreement, (b) made a part thereof and (c) subject to the other terms, conditions, covenants and warranties thereof. All terms, including capitalized terms, used herein shall have the meanings ascribed to them respectively in the Agreement, unless otherwise defined in this Supplement.

         This Supplement will confirm the terms and conditions upon which Fremont may, from time to time in Fremont's sole discretion, assist Borrowers in establishing or opening standby letters of credit and extend other financial accommodations for Borrowers' benefit.

Section 1.        CREDIT ACCOMMODATIONS

         1.1 Fremont may, in Fremont's sole discretion, from time to time, for Borrowers' account, at Borrowers' request: (a) issue, open, or cause the issuance or opening of Standby Letters of Credit for any purpose approved by Fremont, and/or (b) assist Borrowers in establishing or opening Standby Letters of Credit by indemnifying the issuer thereof or guarantying Borrowers' payment or performance to such issuer in connection therewith. All such Standby Letters of Credit are referred to herein individually as a "Credit" and collectively as "Credits."

         1.2 The opening or issuance of any Credit shall at all times and in all respects be in Fremont's sole discretion. The amount and extent of any Credit and the terms, conditions and provisions thereof shall in all respects be determined solely by Fremont and shall be subject to change, modification and revision by Fremont, in Fremont's sole discretion, at any time and from time to time. The maturity of each Credit shall not exceed the sooner of one hundred and eighty (180) days after opening or issuance, or the scheduled termination of the Agreement, except in Fremont's sole discretion.

         1.3 Borrowers' loan availability under the Agreement and any other Supplements thereto shall be reduced by the amount of all outstanding Credits or such lesser amount as Fremont may elect in Fremont's discretion.

         1.4 All outstanding Credits shall be secured by all Collateral in which Fremont is now or hereafter granted a security interest by Borrowers or any guarantor of Borrowers' Obligations.

         1.5 Except in Fremont's sole discretion, the amount of all Credits and all other commitments and obligations made or incurred by Fremont for Borrowers' account in connection therewith shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding.

         1.6 All indebtedness, liabilities, expenses and obligations of any kind paid, arising or incurred by Fremont in connection with this Supplement, or Credit or any documents, drafts and acceptances thereunder, whether present or future, whether arising or incurred before or after termination or nonrenewal of this Agreement shall be incurred solely as an accommodation to Borrowers and for Borrowers' account and constitute part of the Obligations, including without limitation: (a) all amounts due or which may become due under any Credit or any drafts or acceptances thereunder; (b) all amounts charged or chargeable to Fremont or Borrowers by any bank or other issuer of any Credit or any correspondence which opens, issues or is otherwise involved with any Credit, including without limitation, all fees, expenses and commissions; and (c) Fremont's fees, expenses and commissions.

         1.7 All such Obligations shall accrue interest at the rate provided for in the Agreement, commencing on the date any payment is made or obligations incurred by Fremont, and all such Obligations shall, together with interest thereon and other sums owed by Borrowers to Fremont hereunder, be payable and evidenced as provided in the Agreement.

         1.8 In addition to all other fees, charges and expenses payable under the Agreement, this Supplement, and to any bank or other issuer or correspondent in connection with any Credit, Borrowers agree to pay to Fremont the following commission for Fremont's services hereunder, which shall be due and payable on the opening or issuance of each Credit or, if the original term is extended, on the extension thereof, a charge of two percent (2.0%) per annum of the face amount of any Credit. Borrowers also agrees to pay to Fremont, Fremont's and any bank's, other issuer's or correspondent's customary charges for amendments, extensions and administration relating to any Credit, which charges shall be due and payable on the date of incurrence and, at Fremont's option may be charged to any of Borrowers' Obligations.

         1.9 Nothing contained herein shall be deemed or construed to grant Borrowers any right, power or authority to pledge Fremont's credit in any manner. Fremont shall have no liability of any kind with respect to any Credit opened or issued by a bank or other issuer or any draft or acceptance with respect thereto unless and until Fremont shall have first duly delivered Fremont's guarantee or indemnification in writing with respect thereto, as provided herein.

Section 2.        ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Borrower hereby represents, warrants and covenants to Fremont the following (which shall survive the execution and delivery of this Supplement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans by Fremont under the Agreement or any supplement thereto and the extension by Fremont of each Credit and other financial accommodations pursuant hereto:

         2.1 All documents, instruments, notices and statements relating to any Credit and/or the transaction thereto, if any, shall at Fremont's request, be promptly delivered to Fremont.

         2.2 Such Borrower shall promptly notify Fremont in writing of the details of any loss, damage, investigation, action, suit, proceeding or claim relating to the Credit or the transaction relating thereto.

Section 3.        INDEMNIFICATION AND RELEASE

         3.1 Each Borrower shall and does hereby indemnify Fremont and hold Fremont harmless from and against, and agrees to pay Fremont on demand the amount of, any and all losses, costs, claims, demands, causes of action, liabilities or expenses (collectively, "Liabilities") which Fremont may suffer or incur arising from or in connection with any transactions or occurrences relating to any Credit, and any documents, drafts or acceptances thereunder or relating thereto, including, but not limited to, Liabilities due to any action taken by any bank or other issuer or correspondent with respect to any Credit. Each Borrower further agrees to, and does hereby, release and hold Fremont harmless for any acts, waivers, errors, delays or omissions, whether caused by Fremont, by any bank or other issuer or correspondent or otherwise with respect to or relating to any Credit. Borrowers' unconditional obligation to Fremont hereunder shall not be modified or diminished for any reason or in any manner whatsoever, except for Fremont's own willful misconduct or gross negligence.

         3.2 The drawer under or beneficiary of any Credit (or any assignee or transferee thereof) shall be deemed Borrowers' agent and Borrowers assume all risk, loss, liabilities, charges and expenses with respect to their acts or omissions.

         3.3 If any Credit provides that payment is to be made by any bank, other issuer or correspondent, Fremont shall not be responsible for the failure of any of the documents specified in any Credit to come into Fremont's possession or for any delay in connection therewith, and Borrowers' obligation to make reimbursement shall not be affected by such failure or delay in the receipt by Fremont of any such documents.

         3.4 Borrowers agree that any action taken by Fremont, or any action taken by any bank or other issuer or correspondent under or in connection with any Credit, the transaction subject thereto, and any documents, drafts or acceptances thereunder, shall, notwithstanding any contrary judgments or instructions expressed or unexpressed by Borrowers or inconsistent therewith, be conclusive and binding on Borrowers and shall not create any resulting liability to Fremont, except for Fremont's own willful misconduct or gross negligence. In furtherance thereof, Fremont shall have the full and sole right and authority to: (a) clear and resolve any questions of noncompliance of documents; (b) give any instructions as to acceptance or rejection of any documents; (c) grant any extensions of the maturity of, time of payment for or time of presentation of, any drafts, acceptances or documents and (d) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Credits, or documents, drafts or acceptances thereunder or any letters of credit included in the property subject to the Credit; all in Fremont's sole name, and any bank or other issuer or correspondent shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Fremont, all without any notice to or any consent from Borrowers.

         3.5 Without Fremont's express consent and endorsement in writing, Borrowers agree not to: (a) approve or resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or (e) agree to amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the application, Credits, or documents, drafts or acceptances thereunder.

         3.6 Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any bank or other issuer or correspondent in any application for any Credit or any outstanding agreement relating to the opening or issuance of any Credit or acceptances or otherwise, shall be deemed to have been granted to Fremont and apply in all respects to Fremont and shall be in addition to any rights, remedies, duties or obligations contained herein.


                  [Remainder of page intentionally left blank]

         3.7 Any duties or obligations undertaken by Fremont to any bank or other issuer or correspondent in any application for or in connection with any Credit, including any outstanding agreement relating to the opening or issuance of any Credit or otherwise, shall be deemed to have been undertaken by Borrowers and apply in all respects to Borrowers and shall be in addition to the duties or obligations contained herein.

         IN WITNESS WHEREOF, we have caused these presents to be duly executed as of this day of August, 1999.

                                      BORROWERS:

ATTEST: DIGITAL RECORDERS, INC., a North Carolina corporation



----------------------------          By:
                                      David M. Furr, Assistant Secretary
                                      Lawrence A. Taylor, Vice President
[CORPORATE SEAL]


ATTEST:                               TWINVISION CORP. OF NORTH AMERICA,
                                      INC., a North Carolina corporation



----------------------------          By:
                                      David M. Furr, Assistant Secretary
                                      Lawrence A. Taylor, Vice President
[CORPORATE SEAL]


ATTEST:                               DIGITAL AUDIO CORPORATION, a North
                                      Carolina corporation



----------------------------
                                      By:
                                      David M. Furr, Assistant Secretary
                                      Lawrence A. Taylor, Vice President
[CORPORATE SEAL]



                                      FREMONT FINANCIAL CORPORATION



                                                  By:
                                                  Print Name:

                                      ------------------------------
                                                  Title/Capacity:

                                      ------------------------------

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT is made and entered into as of this 23rd day of August, 1999, by and between DIGITAL RECORDERS, INC., a North Carolina corporation (hereinafter referred to as "Pledgor"), and FREMONT FINANCIAL CORPORATION, a California corporation (hereinafter referred to as "Lender").


                              W I T N E S S E T H:


         WHEREAS, Pledgor, TwinVision Corp. of North America, Inc. ("TwinVision"), Digital Audio Corporation ("DAC") and Lender have entered into a certain Loan and Security Agreement dated as of August 23, 1999, (hereinafter, together with all amendments thereto, the "Loan Agreement"), pursuant to which Lender may make loans or extend financial accommodations to or for the benefit of Pledgor, TwinVision and DAC ("Loans"); and

         WHEREAS, to secure the Loans, Pledgor has granted a security interest in and lien upon all or substantially all of its property; and

         WHEREAS, a condition to the making of the Loans is Pledgor's pledge to Lender of 65% of the capital stock of TRANSIT-MEDIA, GMBH, a German corporation (hereinafter the "Company") as security for the Loans and all other liabilities and obligations of Pledgor, TwinVision and Company to Lender of every kind and description, whether arising under the Loan Agreement or under any other instrument or agreement evidencing or securing all or any part of the Loans or other liabilities (hereinafter jointly called, together with all amendments thereto, the "Loan Documents");

         NOW, THEREFORE, for and in consideration of the sum of $10.00 in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Loans and all other liabilities of Pledgor and Company to Lender, Pledgor agrees as follows:

1. PLEDGE. Pledgor hereby pledges, mortgages, assigns, transfers, sets over and delivers to Lender, and grants to Lender a security interest in, sixty-five (65) shares of the capital stock of Company, evidenced by stock certificate number three (3) and all options for the purchase of shares of the capital stock of Company (such shares of capital stock being hereinafter called "Stock"), herewith delivered to Lender accompanied by stock powers ("Powers") duly executed in blank, with signatures properly guaranteed, and the proceeds thereof (said Stock and Powers hereinafter collectively called the "Collateral") as security for the payment of all liabilities and obligations of Pledgor to Lender of every kind and description, whether now existing or hereafter arising and whether fixed or contingent, secured or unsecured, joint or several, due or to become due and whether arising under the Loan Agreement or otherwise (jointly hereinafter called the "Obligations").

         Lender shall have no duty with respect to any of the Collateral other than the duty to use reasonable care in the safe custody of the Collateral in its possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve the value of any of the Collateral or to preserve rights in the Collateral against any other parties, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

1. VOTING RIGHTS. During the term of this Agreement, and so long as there shall not occur any event of default under any of the Loan Documents (any such event of default being herein referred to as "Event of Default"), Pledgor shall have the right to vote all or any portion of the Stock on all corporate questions for all purposes not inconsistent with the terms of this Agreement or the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, Lender shall be entitled to exercise all voting powers pertaining to the Collateral, and any and all proxies theretofore executed by Lender shall terminate and thereafter be null and void and of no effect whatsoever. To that end, if Lender transfers all or any portion of the Collateral into its name or the name of its nominee, Lender shall, upon the request of Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Collateral.

1. COLLECTION OF DIVIDEND PAYMENTS. During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, Pledgor shall have the right to receive and retain any and all sums payable by Company on account of any of the Collateral except as otherwise provided in the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the Obligations in consequence thereof, all sums payable by Company on account of any of the Collateral shall be paid to Lender and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Lender and shall be forthwith turned over to Lender for application by it to the Obligations in such order of application as Lender in its sole discretion elects.

(a) REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor warrants and represents that: Pledgor is the legal and beneficial owner of the Collateral; all of the shares of the Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any liens, charges or encumbrances except for Lender's security interest hereunder and such security interests as Lender has heretofore consented to in writing; the Stock constitutes 65% of the issued and outstanding capital stock of the Company; there are no restrictions upon the voting rights or upon the transfer of any of the Collateral other than as may appear on the face of the certificates evidencing the Stock; Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Collateral without the consent of any other party and free of any encumbrances and applicable restrictions imposed by any governmental agency or regulation; and the execution, delivery and performance by Pledgor of this Agreement and the exercise by Lender of its rights and remedies hereunder do not and will not result in the violation of any agreement, indenture or instrument or any license, judgement, decree, order, law, statute or other governmental rule or regulation, including, without limitation, any federal or state laws or regulations governing the sale or exchange of securities.

(a) AFFIRMATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will: warrant and defend at its own expense Lender's right, title, special property and security interest in and to the Collateral against the claims of any person or entity; promptly deliver to Lender all written notices, and will promptly give written notice to Lender of any other notices, received by Pledgor with respect to the Collateral; and deliver to Lender promptly to hold under this Agreement any shares of the capital stock of the Company acquired by Pledgor by virtue of the exercise of any stock options included within the Collateral.

(a) NEGATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will not sell, convey or otherwise dispose of any of the Collateral or any interest therein; incur or permit to be incurred any pledge, lien, charge, or encumbrance or any security interest whatsoever in or with respect to any of the Collateral or the proceeds thereof, other than the security interest created hereby and such security interests as Lender has heretofore consented to in writing; or permit the Company to issue any new stock.

1. SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Lender may, at any time that an Event of Default exists, at its option and without notice to Pledgor, transfer or register the Collateral or any portion thereof into its or its nominee's name with or without any indication that such Collateral is subject to the security interest hereunder.

1. STOCK ADJUSTMENts. If during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Company, or any option included within the Collateral is exercised, or both, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall be delivered to and held by Lender under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

1. WARRANTS, OPTIONS AND RIGHTS. If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Collateral, then such warrants, rights and options shall be immediately assigned by Pledgor to Lender and all new stock or other securities so acquired by Pledgor shall be immediately assigned to Lender to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

1. REGISTRATION. If Lender determines that it is advisable to register under or otherwise comply in any way with the Securities Act of 1933 or any similar Federal or State Law, or if such registration or compliance is required with respect to the securities included in the Collateral prior to sale thereof by Lender, then upon or at any time after the occurrence of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Lender, and to continue such registration effective for such time as may be reasonably necessary in the opinion of Lender, and will reimburse Lender for any expense incurred by Lender, including reasonable attorney's fees and accountant's fees and expenses, in connection therewith.

1. CONSENT. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Obligations may be exchanged, surrendered, or released, and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement and under the Loan Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

1. REMEDIES UPON DEFAULT. Upon and after the occurrence of any Event of Default, Lender shall have, in addition any other rights given by law or the rights given hereunder or under the Loan Documents, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as adopted and in force in the State of Georgia. In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into Lender's possession or custody, Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, as provided in paragraph 18 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Lender may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Collateral and, if permitted by applicable law, buy at any private sale thereof. Pledgor will pay to Lender on demand all expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Collateral, including, without limitation, taxes, assessments, security interests, liens or encumbrances upon the Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Collateral. In connection with any sale of Collateral by Lender, Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with such sale, including, without limitation, Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that Lender may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than four (4) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Collateral.

1. TERM. This Agreement shall become effective only when accepted by Lender and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Loan Documents are terminated and all of the Obligations have been fully paid and satisfied, at which time this Agreement shall terminate and Lender shall deliver to Pledgor, at Pledgor's expense, such of the Collateral as shall not have been sold or otherwise applied pursuant to this Agreement.

1. DEFINITIONS. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate.

1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Pledgor and its administrators, executors, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

1. CONSTRUCTION AND APPLICABLE LAW. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by, construed under, and enforced in accordance with, the internal laws of the State of Georgia.

1. FURTHER ASSURANCES. Pledgor agrees that it will cooperate with Lender and will upon Lender's request execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments, and documents, and will take all such other action as Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof, including, without limitation, delivering to Lender, if requested by Lender upon or after the occurrence of an Event of Default and Lender's acceleration of the Obligations in consequence thereof, irrevocable proxies with respect to the Stock in form satisfactory to Lender. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Lender or its nominee to vote all shares of the Stock then registered in Pledgor's name.

1. NOTICES. Except as otherwise provided herein, all notices, requests and demand to or upon either party hereto, to be effective, shall be in writing (and, if sent by mail, shall be sent by certified or registered mail, return receipt requested) or by telegraph or by telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three (3) business days after deposit in the mail, postage prepaid, or in the case of telecopy notice, when sent, address as follows:

         If to Pledgor:   Digital Recorders, Inc.
                          4018 Patriot Drive, Suite 100
                          Durham, North Carolina 27709
                          Attention: President
                          Telecopy No.: (919) 361-9635

                          With a copy to:

                          Gray, Layton, Kersh, Solomon, Furr & Smith, P.A. 516 South New Hope Road
                          Gastonia, North Carolina 28053
                          Attention: David M. Furr, Esq.
                          Telecopy No.: (704) 866-8010

         If to Lender:    Fremont Financial Corporation
                          1000 Abernathy Road, N.E.
                          Building 400, Suite 1500
                          Atlanta, Georgia 30328
                          Attention: Loan Administration
                          Telecopy No.: (770) 351-5201

                          With a copy to:

                          Parker, Hudson, Rainer & Dobbs
                          1500 Marquis Two Tower
                          285 Peachtree Center Avenue, N.E.
                          Atlanta, Georgia 30303
                          Attention: C. Edward Dobbs, Esq.
                          Telecopy No.: (404) 522-8409



        Either party may change the address to which notices are to be sent to it by giving written notice of such changed address to the other party in the manner prescribed by this section.

1. PARAGRAPH HEADINGS. The paragraph headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

1. LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby constitutes and appoints Lender, with full power of substitution, Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Lender shall have the power to arrange for the transfer, upon or at any time after the occurrence of an Event of Default, of the Collateral on the books of the Company to the name of and Lender's acceleration of the Obligations in consequence thereof, Lender or Lender's nominee. Pledgor agrees to indemnify and save Lender harmless from and against any liability or damage which Lender may incur, in good faith and without gross negligence, in the exercise or performance of any of Lender's powers and duties specifically set forth herein.

1. USE OF LOAN PROCEEDS. Pledgor hereby represents and warrants that the loan proceeds heretofore and hereafter received by it under the Loan Agreement are not for the purpose of purchasing, or enabling any other person or entity to reduce or retire indebtedness which was originally incurred to purchase, any "margin security" as that term is defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

1. WAIVERS. PLEDGOR HEREBY WAIVES: NOTICE OF ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY LENDER TO COMPANY; THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH THE PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

        IN WITNESS WHEREOF, Pledgor has signed, sealed and delivered this Agreement, as of the day and year first above written.

                                          PLEDGOR:

ATTEST:                                   DIGITAL RECORDERS, INC.


                                          By:
-----------------------------------          Lawrence A. Taylor, Vice President
David M. Furr, Assistant Secretary
[CORPORATE SEAL]

                    [Signatures continued on following page]

Accepted and agreed to
in Atlanta, Georgia, as of this
23rd day of August, 1999

LENDER:

FREMONT FINANCIAL CORPORATION


By:

Title:

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT is made and entered into as of this 23rd day of August, 1999, by and between DIGITAL RECORDERS, INC., a North Carolina corporation (hereinafter referred to as "Pledgor"), and FREMONT FINANCIAL CORPORATION, a California corporation (hereinafter referred to as "Lender").


                              W I T N E S S E T H:


         WHEREAS, Pledgor, TwinVision Corp. of North America, Inc. ("TwinVision"), Digital Audio Corporation ("DAC") and Lender have entered into a certain Loan and Security Agreement dated as of August 23, 1999, (hereinafter, together with all amendments thereto, the "Loan Agreement"), pursuant to which Lender may make loans or extend financial accommodations to or for the benefit of Pledgor, TwinVision and DAC ("Loans"); and

         WHEREAS, to secure the Loans, Pledgor has granted a security interest in and lien upon all or substantially all of its property; and

         WHEREAS, a condition to the making of the Loans is Pledgor's pledge to Lender of 100% of the capital stock of TWINVISION CORP. OF NORTH AMERICA, INC., a North Carolina corporation (hereinafter the "Company") as security for the Loans and all other liabilities and obligations of Pledgor, TwinVision and Company to Lender of every kind and description, whether arising under the Loan Agreement or under any other instrument or agreement evidencing or securing all or any part of the Loans or other liabilities (hereinafter jointly called, together with all amendments thereto, the "Loan Documents");

         NOW, THEREFORE, for and in consideration of the sum of $10.00 in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Loans and all other liabilities of Pledgor and Company to Lender, Pledgor agrees as follows:

1. PLEDGE. Pledgor hereby pledges, mortgages, assigns, transfers, sets over and delivers to Lender, and grants to Lender a security interest in, one hundred (100) shares of the capital stock of Company, evidenced by stock certificate number two (2) and all options for the purchase of shares of the capital stock of Company (such shares of capital stock being hereinafter called "Stock"), herewith delivered to Lender accompanied by stock powers ("Powers") duly executed in blank, with signatures properly guaranteed, and the proceeds thereof (said Stock and Powers hereinafter collectively called the "Collateral") as security for the payment of all liabilities and obligations of Pledgor to Lender of every kind and description, whether now existing or hereafter arising and whether fixed or contingent, secured or unsecured, joint or several, due or to become due and whether arising under the Loan Agreement or otherwise (jointly hereinafter called the "Obligations").

         Lender shall have no duty with respect to any of the Collateral other than the duty to use reasonable care in the safe custody of the Collateral in its possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve the value of any of the Collateral or to preserve rights in the Collateral against any other parties, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

1. VOTING RIGHTS. During the term of this Agreement, and so long as there shall not occur any event of default under any of the Loan Documents (any such event of default being herein referred to as "Event of Default"), Pledgor shall have the right to vote all or any portion of the Stock on all corporate questions for all purposes not inconsistent with the terms of this Agreement or the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, Lender shall be entitled to exercise all voting powers pertaining to the Collateral, and any and all proxies theretofore executed by Lender shall terminate and thereafter be null and void and of no effect whatsoever. To that end, if Lender transfers all or any portion of the Collateral into its name or the name of its nominee, Lender shall, upon the request of Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Collateral.

1. COLLECTION OF DIVIDEND PAYMENTS. During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, Pledgor shall have the right to receive and retain any and all sums payable by Company on account of any of the Collateral except as otherwise provided in the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the Obligations in consequence thereof, all sums payable by Company on account of any of the Collateral shall be paid to Lender and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Lender and shall be forthwith turned over to Lender for application by it to the Obligations in such order of application as Lender in its sole discretion elects.

(a) REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor warrants and represents that: Pledgor is the legal and beneficial owner of the Collateral; all of the shares of the Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any liens, charges or encumbrances except for Lender's security interest hereunder and such security interests as Lender has heretofore consented to in writing; the Stock constitutes 100% of the issued and outstanding capital stock of the Company; there are no restrictions upon the voting rights or upon the transfer of any of the Collateral other than as may appear on the face of the certificates evidencing the Stock; Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Collateral without the consent of any other party and free of any encumbrances and applicable restrictions imposed by any governmental agency or regulation; and the execution, delivery and performance by Pledgor of this Agreement and the exercise by Lender of its rights and remedies hereunder do not and will not result in the violation of any agreement, indenture or instrument or any license, judgement, decree, order, law, statute or other governmental rule or regulation, including, without limitation, any federal or state laws or regulations governing the sale or exchange of securities.

(a) AFFIRMATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will: warrant and defend at its own expense Lender's right, title, special property and security interest in and to the Collateral against the claims of any person or entity; promptly deliver to Lender all written notices, and will promptly give written notice to Lender of any other notices, received by Pledgor with respect to the Collateral; and deliver to Lender promptly to hold under this Agreement any shares of the capital stock of the Company acquired by Pledgor by virtue of the exercise of any stock options included within the Collateral.

(a) NEGATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will not sell, convey or otherwise dispose of any of the Collateral or any interest therein; incur or permit to be incurred any pledge, lien, charge, or encumbrance or any security interest whatsoever in or with respect to any of the Collateral or the proceeds thereof, other than the security interest created hereby and such security interests as Lender has heretofore consented to in writing; or permit the Company to issue any new stock.

1. SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Lender may, at any time that an Event of Default exists, at its option and without notice to Pledgor, transfer or register the Collateral or any portion thereof into its or its nominee's name with or without any indication that such Collateral is subject to the security interest hereunder.

1. STOCK ADJUSTMENTS. If during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Company, or any option included within the Collateral is exercised, or both, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall be delivered to and held by Lender under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

1. WARRANTS, OPTIONS AND RIGHTS. If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Collateral, then such warrants, rights and options shall be immediately assigned by Pledgor to Lender and all new stock or other securities so acquired by Pledgor shall be immediately assigned to Lender to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

1. REGISTRATION. If Lender determines that it is advisable to register under or otherwise comply in any way with the Securities Act of 1933 or any similar Federal or State Law, or if such registration or compliance is required with respect to the securities included in the Collateral prior to sale thereof by Lender, then upon or at any time after the occurrence of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Lender, and to continue such registration effective for such time as may be reasonably necessary in the opinion of Lender, and will reimburse Lender for any expense incurred by Lender, including reasonable attorney's fees and accountant's fees and expenses, in connection therewith.

1. CONSENT. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Obligations may be exchanged, surrendered, or released, and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement and under the Loan Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

1. REMEDIES UPON DEFAULT. Upon and after the occurrence of any Event of Default, Lender shall have, in addition any other rights given by law or the rights given hereunder or under the Loan Documents, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as adopted and in force in the State of Georgia. In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into Lender's possession or custody, Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, as provided in paragraph 18 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Lender may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Collateral and, if permitted by applicable law, buy at any private sale thereof. Pledgor will pay to Lender on demand all expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Collateral, including, without limitation, taxes, assessments, security interests, liens or encumbrances upon the Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Collateral. In connection with any sale of Collateral by Lender, Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with such sale, including, without limitation, Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that Lender may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than four (4) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Collateral.

1. TERM. This Agreement shall become effective only when accepted by Lender and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Loan Documents are terminated and all of the Obligations have been fully paid and satisfied, at which time this Agreement shall terminate and Lender shall deliver to Pledgor, at Pledgor's expense, such of the Collateral as shall not have been sold or otherwise applied pursuant to this Agreement.

1. DEFINITIONS. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate.

1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Pledgor and its administrators, executors, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

1. CONSTRUCTION AND APPLICABLE LAW. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by, construed under, and enforced in accordance with, the internal laws of the State of Georgia.

1. FURTHER ASSURANCES. Pledgor agrees that it will cooperate with Lender and will upon Lender's request execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments, and documents, and will take all such other action as Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof, including, without limitation, delivering to Lender, if requested by Lender upon or after the occurrence of an Event of Default and Lender's acceleration of the Obligations in consequence thereof, irrevocable proxies with respect to the Stock in form satisfactory to Lender. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Lender or its nominee to vote all shares of the Stock then registered in Pledgor's name.

1. NOTICES. Except as otherwise provided herein, all notices, requests and demand to or upon either party hereto, to be effective, shall be in writing (and, if sent by mail, shall be sent by certified or registered mail, return receipt requested) or by telegraph or by telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three (3) business days after deposit in the mail, postage prepaid, or in the case of telecopy notice, when sent, address as follows:

         If to Pledgor:   Digital Recorders, Inc.
                          4018 Patriot Drive, Suite 100
                          Durham, North Carolina 27709
                          Attention: President
                          Telecopy No.: (919) 361-9635

                          With a copy to:

                          Gray, Layton, Kersh, Solomon, Furr & Smith, P.A. 516 South New Hope Road
                          Gastonia, North Carolina 28053
                          Attention: David M. Furr, Esq..
                          Telecopy No.: (704) 866-8010

         If to Lender:    Fremont Financial Corporation
                          1000 Abernathy Road, N.E.
                          Building 400, Suite 1500
                          Atlanta, Georgia 30328
                          Attention: Loan Administration
                          Telecopy No.: (770) 351-5201

                          With a copy to:

                          Parker, Hudson, Rainer & Dobbs
                          1500 Marquis Two Tower
                          285 Peachtree Center Avenue, N.E.
                          Atlanta, Georgia 30303
                          Attention: C. Edward Dobbs, Esq.
                          Telecopy No.: (404) 522-8409



        Either party may change the address to which notices are to be sent to it by giving written notice of such changed address to the other party in the manner prescribed by this section.

1. PARAGRAPH HEADINGS. The paragraph headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

1. LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby constitutes and appoints Lender, with full power of substitution, Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Lender shall have the power to arrange for the transfer, upon or at any time after the occurrence of an Event of Default, of the Collateral on the books of the Company to the name of and Lender's acceleration of the Obligations in consequence thereof, Lender or Lender's nominee. Pledgor agrees to indemnify and save Lender harmless from and against any liability or damage which Lender may incur, in good faith and without gross negligence, in the exercise or performance of any of Lender's powers and duties specifically set forth herein.

1. USE OF LOAN PROCEEDS. Pledgor hereby represents and warrants that the loan proceeds heretofore and hereafter received by it under the Loan Agreement are not for the purpose of purchasing, or enabling any other person or entity to reduce or retire indebtedness which was originally incurred to purchase, any "margin security" as that term is defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

1. WAIVERS. PLEDGOR HEREBY WAIVES: NOTICE OF ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY LENDER TO COMPANY; THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH THE PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

        IN WITNESS WHEREOF, Pledgor has signed, sealed and delivered this Agreement, as of the day and year first above written.

                                                   PLEDGOR:

ATTEST:                                            DIGITAL RECORDERS, INC.



                                      By:
--------------------------------          Lawrence A. Taylor, Vice President
David M. Furr, Assistant Secretary
[CORPORATE SEAL]

                    [Signatures continued on following page]

Accepted and agreed to
in Atlanta, Georgia, as of this
23rd day of August, 1999

LENDER:

FREMONT FINANCIAL CORPORATION


By:

Title:

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT is made and entered into as of this 23rd day of August, 1999, by and between DIGITAL RECORDERS, INC., a North Carolina corporation (hereinafter referred to as "Pledgor"), and FREMONT FINANCIAL CORPORATION, a California corporation (hereinafter referred to as "Lender").


                              W I T N E S S E T H:


         WHEREAS, Pledgor, TwinVision Corp. of North America, Inc. ("TwinVision"), Digital Audio Corporation ("DAC") and Lender have entered into a certain Loan and Security Agreement dated as of August 23, 1999, (hereinafter, together with all amendments thereto, the "Loan Agreement"), pursuant to which Lender may make loans or extend financial accommodations to or for the benefit of Pledgor, TwinVision and DAC ("Loans"); and

         WHEREAS, to secure the Loans, Pledgor has granted a security interest in and lien upon all or substantially all of its property; and

         WHEREAS, a condition to the making of the Loans is Pledgor's pledge to Lender of 100% of the capital stock of DIGITAL AUDIO CORPORATION, a North Carolina corporation (hereinafter the "Company") as security for the Loans and all other liabilities and obligations of Pledgor, TwinVision and Company to Lender of every kind and description, whether arising under the Loan Agreement or under any other instrument or agreement evidencing or securing all or any part of the Loans or other liabilities (hereinafter jointly called, together with all amendments thereto, the "Loan Documents");

         NOW, THEREFORE, for and in consideration of the sum of $10.00 in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Loans and all other liabilities of Pledgor and Company to Lender, Pledgor agrees as follows:

1. PLEDGE. Pledgor hereby pledges, mortgages, assigns, transfers, sets over and delivers to Lender, and grants to Lender a security interest in, one hundred (100) shares of the capital stock of Company, evidenced by stock certificate number two (2) and all options for the purchase of shares of the capital stock of Company (such shares of capital stock being hereinafter called "Stock"), herewith delivered to Lender accompanied by stock powers ("Powers") duly executed in blank, with signatures properly guaranteed, and the proceeds thereof (said Stock and Powers hereinafter collectively called the "Collateral") as security for the payment of all liabilities and obligations of Pledgor to Lender of every kind and description, whether now existing or hereafter arising and whether fixed or contingent, secured or unsecured, joint or several, due or to become due and whether arising under the Loan Agreement or otherwise (jointly hereinafter called the "Obligations").

         Lender shall have no duty with respect to any of the Collateral other than the duty to use reasonable care in the safe custody of the Collateral in its possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve the value of any of the Collateral or to preserve rights in the Collateral against any other parties, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

1. VOTING RIGHTS. During the term of this Agreement, and so long as there shall not occur any event of default under any of the Loan Documents (any such event of default being herein referred to as "Event of Default"), Pledgor shall have the right to vote all or any portion of the Stock on all corporate questions for all purposes not inconsistent with the terms of this Agreement or the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, Lender shall be entitled to exercise all voting powers pertaining to the Collateral, and any and all proxies theretofore executed by Lender shall terminate and thereafter be null and void and of no effect whatsoever. To that end, if Lender transfers all or any portion of the Collateral into its name or the name of its nominee, Lender shall, upon the request of Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Collateral.

1. COLLECTION OF DIVIDEND PAYMENTS. During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, Pledgor shall have the right to receive and retain any and all sums payable by Company on account of any of the Collateral except as otherwise provided in the Loan Documents. Upon and after the occurrence of any Event of Default and Lender's acceleration of the Obligations in consequence thereof, all sums payable by Company on account of any of the Collateral shall be paid to Lender and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Lender and shall be forthwith turned over to Lender for application by it to the Obligations in such order of application as Lender in its sole discretion elects.

(a) REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor warrants and represents that: Pledgor is the legal and beneficial owner of the Collateral; all of the shares of the Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any liens, charges or encumbrances except for Lender's security interest hereunder and such security interests as Lender has heretofore consented to in writing; the Stock constitutes 100% of the issued and outstanding capital stock of the Company; there are no restrictions upon the voting rights or upon the transfer of any of the Collateral other than as may appear on the face of the certificates evidencing the Stock; Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Collateral without the consent of any other party and free of any encumbrances and applicable restrictions imposed by any governmental agency or regulation; and the execution, delivery and performance by Pledgor of this Agreement and the exercise by Lender of its rights and remedies hereunder do not and will not result in the violation of any agreement, indenture or instrument or any license, judgement, decree, order, law, statute or other governmental rule or regulation, including, without limitation, any federal or state laws or regulations governing the sale or exchange of securities.

(a) AFFIRMATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will: warrant and defend at its own expense Lender's right, title, special property and security interest in and to the Collateral against the claims of any person or entity; promptly deliver to Lender all written notices, and will promptly give written notice to Lender of any other notices, received by Pledgor with respect to the Collateral; and deliver to Lender promptly to hold under this Agreement any shares of the capital stock of the Company acquired by Pledgor by virtue of the exercise of any stock options included within the Collateral.

(a) NEGATIVE COVENANTS OF PLEDGOR. Until all of the Obligations have been satisfied in full and the Loan Documents terminated, Pledgor covenants that it will not sell, convey or otherwise dispose of any of the Collateral or any interest therein; incur or permit to be incurred any pledge, lien, charge, or encumbrance or any security interest whatsoever in or with respect to any of the Collateral or the proceeds thereof, other than the security interest created hereby and such security interests as Lender has heretofore consented to in writing; or permit the Company to issue any new stock.

1. SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Lender may, at any time that an Event of Default exists, at its option and without notice to Pledgor, transfer or register the Collateral or any portion thereof into its or its nominee's name with or without any indication that such Collateral is subject to the security interest hereunder.

1. STOCK ADJUSTMENTS. If during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Company, or any option included within the Collateral is exercised, or both, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall be delivered to and held by Lender under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

1. WARRANTS, OPTIONS AND RIGHTS. If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Collateral, then such warrants, rights and options shall be immediately assigned by Pledgor to Lender and all new stock or other securities so acquired by Pledgor shall be immediately assigned to Lender to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

1. REGISTRATION. If Lender determines that it is advisable to register under or otherwise comply in any way with the Securities Act of 1933 or any similar Federal or State Law, or if such registration or compliance is required with respect to the securities included in the Collateral prior to sale thereof by Lender, then upon or at any time after the occurrence of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Lender, and to continue such registration effective for such time as may be reasonably necessary in the opinion of Lender, and will reimburse Lender for any expense incurred by Lender, including reasonable attorney's fees and accountant's fees and expenses, in connection therewith.

1. CONSENT. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Obligations may be exchanged, surrendered, or released, and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement and under the Loan Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

1. REMEDIES UPON DEFAULT. Upon and after the occurrence of any Event of Default, Lender shall have, in addition any other rights given by law or the rights given hereunder or under the Loan Documents, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as adopted and in force in the State of Georgia. In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into Lender's possession or custody, Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, as provided in paragraph 18 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Lender may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Collateral and, if permitted by applicable law, buy at any private sale thereof. Pledgor will pay to Lender on demand all expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Collateral, including, without limitation, taxes, assessments, security interests, liens or encumbrances upon the Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Collateral. In connection with any sale of Collateral by Lender, Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with such sale, including, without limitation, Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that Lender may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than four (4) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Collateral.

1. TERM. This Agreement shall become effective only when accepted by Lender and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Loan Documents are terminated and all of the Obligations have been fully paid and satisfied, at which time this Agreement shall terminate and Lender shall deliver to Pledgor, at Pledgor's expense, such of the Collateral as shall not have been sold or otherwise applied pursuant to this Agreement.

1. DEFINITIONS. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate.

1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Pledgor and its administrators, executors, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

1. CONSTRUCTION AND APPLICABLE LAW. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by, construed under, and enforced in accordance with, the internal laws of the State of Georgia.

1. FURTHER ASSURANCES. Pledgor agrees that it will cooperate with Lender and will upon Lender's request execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments, and documents, and will take all such other action as Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof, including, without limitation, delivering to Lender, if requested by Lender upon or after the occurrence of an Event of Default and Lender's acceleration of the Obligations in consequence thereof, irrevocable proxies with respect to the Stock in form satisfactory to Lender. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Lender or its nominee to vote all shares of the Stock then registered in Pledgor's name.

1. NOTICES. Except as otherwise provided herein, all notices, requests and demand to or upon either party hereto, to be effective, shall be in writing (and, if sent by mail, shall be sent by certified or registered mail, return receipt requested) or by telegraph or by telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three (3) business days after deposit in the mail, postage prepaid, or in the case of telecopy notice, when sent, address as follows:

         If to Pledgor:   Digital Recorders, Inc.
                          4018 Patriot Drive, Suite 100
                          Durham, North Carolina 27709
                          Attention: President
                          Telecopy No.: (919) 361-9635

                          With a copy to:

                          Gray, Layton, Kersh, Solomon, Furr & Smith, P.A. 516 South New Hope Road
                          Gastonia, North Carolina 28053
                          Attention: David M. Furr, Esq..
                          Telecopy No.: (704) 866-8010

         If to Lender:    Fremont Financial Corporation
                          1000 Abernathy Road, N.E.
                          Building 400, Suite 1500
                          Atlanta, Georgia 30328
                          Attention: Loan Administration
                          Telecopy No.: (770) 351-5201

                          With a copy to:

                          Parker, Hudson, Rainer & Dobbs
                          1500 Marquis Two Tower
                          285 Peachtree Center Avenue, N.E.
                          Atlanta, Georgia 30303
                          Attention: C. Edward Dobbs, Esq.
                          Telecopy No.: (404) 522-8409


        Either party may change the address to which notices are to be sent to it by giving written notice of such changed address to the other party in the manner prescribed by this section.

1. PARAGRAPH HEADINGS. The paragraph headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

1. LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby constitutes and appoints Lender, with full power of substitution, Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Lender shall have the power to arrange for the transfer, upon or at any time after the occurrence of an Event of Default, of the Collateral on the books of the Company to the name of and Lender's acceleration of the Obligations in consequence thereof, Lender or Lender's nominee. Pledgor agrees to indemnify and save Lender harmless from and against any liability or damage which Lender may incur, in good faith and without gross negligence, in the exercise or performance of any of Lender's powers and duties specifically set forth herein.

1. USE OF LOAN PROCEEDS. Pledgor hereby represents and warrants that the loan proceeds heretofore and hereafter received by it under the Loan Agreement are not for the purpose of purchasing, or enabling any other person or entity to reduce or retire indebtedness which was originally incurred to purchase, any "margin security" as that term is defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

1. WAIVERS. PLEDGOR HEREBY WAIVES: NOTICE OF ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY LENDER TO COMPANY; THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH THE PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

        IN WITNESS WHEREOF, Pledgor has signed, sealed and delivered this Agreement, as of the day and year first above written.


                                           PLEDGOR:

ATTEST:                                    DIGITAL RECORDERS, INC.

                                           By:
-----------------------------------           Lawrence A. Taylor, Vice President
David M. Furr, Assistant Secretary
[CORPORATE SEAL]

                    [Signatures continued on following page]

Accepted and agreed to
in Atlanta, Georgia, as of this
23rd day of August, 1999

LENDER:

FREMONT FINANCIAL CORPORATION

                          TRADEMARK SECURITY AGREEMENT


         THIS AGREEMENT is made as of this 23rd day of August, 1999, between DIGITAL RECORDERS, INC., a North Carolina corporation having its principal place of business at 4018 Patriot Drive, Suite 100, Durham, North Carolina 27709 (the "Company"), and FREMONT FINANCIAL CORPORATION, a California corporation having an office at 1000 Abernathy Road, Building 400, Suite 1500, Atlanta, Georgia 30328 ("Lender").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to obtain loans from Lender pursuant to a certain Loan and Security Agreement, dated as of the date hereof among the Company, the other borrowers noted therein and Lender (as at any time amended, the "Loan Agreement"); and

         WHEREAS, Lender is willing to make loans to the Company from time to time, in Lender's discretion, provided the Company executes this Agreement;

         WHEREAS, the Company has contemporaneously herewith pursuant to the Loan Agreement, granted to Lender a lien upon and security interest in the Company's now existing or hereafter acquired inventory, machinery, equipment, equipment formulations, manufacturing procedures, quality control procedures and product specifications relating to products sold under the Trademarks (as hereinafter defined);

         NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, and in consideration of the premises, the Company hereby agrees with Lender as follows:

1. All capitalized terms used herein and in the Recitals hereto, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement. Whenever the word "including" is used in this Agreement, it shall mean "including, without limitation."

2. To secure the payment and performance of the Obligations, the Company hereby pledges, assigns and grants to Lender a continuing security interest in and lien upon all of the following property of the Company, whether now owned or existing or hereafter acquired (the "Collateral"):

a. All trademarks, trademark registrations, trade names and trademark applications, including each trademark and application listed on Schedule A attached hereto and made a part hereof (as the same may be amended from time to time), and (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages and payments for past or future infringement or dilution thereof or injury to the associated goodwill, (iii) the right to sue for past, present and future infringement or dilution thereof or injury to the associated goodwill, and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trademark registrations, trade names and applications, together with the items described in clauses (i)-(iv), are hereinafter collectively referred to as the "Trademarks");

a. the goodwill of the Company's business connected with and symbolized by each Trademark; and

a.                all products and proceeds of the foregoing.

1.                The Company represents and warrants that:

a. Each of the Trademarks is subsisting and has not been adjudged invalid or unenforceable;

a. Upon filing of this Agreement in the United States Patent and Trademark Office, this Agreement will create a legal and valid perfected lien upon and security interest in the Collateral (other than foreign trademarks), enforceable against Borrower and all third Persons in accordance with its terms;

a. No claim has been made that the use of any of the Trademarks does or may violate the rights of any third person; and

a. The Company has the unqualified right to enter into this Agreement and perform its terms.

1.                The Company covenants and agrees that:

a.                Each of the Trademarks is valid and enforceable;

a. The Company is the sole and exclusive owner of the entire right, title and interest in and to each of the Collateral, free and clear of any liens, charges and encumbrances, including pledges, assignments, licenses, registered user agreements and covenants by the Company not to sue third Persons;

a. The Company will maintain the quality of the products associated with the Trademarks, at a level consistent with the quality at the time of this Agreement, and will provide Lender quarterly with a certificate to that effect in the form attached hereto as Exhibit 1 executed by an officer of the Company;

a. The Company will lessen the quality of the products associated with the Trademarks without Lender's prior written consent; and

a. The Company has used and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Trademarks, and has made and will make all appropriate filings with the United States Patent and Trademark Office to maintain the Trademark registrations in existence, including filing an affidavit of use with the United States Patent and Trademark Office during the sixth year of registration for each Trademark as required by law.

1. The Company hereby grants to Lender and its employees and agents the right upon prior notice to the Company to visit the Company's plants and facilities which manufacture, inspect or store products sold under any of the Trademarks and to inspect the products and quality control records relating thereto at reasonable times during regular business hours. The Company shall do any and all acts required by Lender to ensure the Company's compliance with paragraph 4(c) of this Agreement.

1. The Company agrees that, until all of the Obligations have been satisfied in full, it will not enter into any agreement (including any license agreement) which is inconsistent with the Company's duties under this Agreement.

1. If, before the Obligations have been satisfied in full, the Company shall obtain rights to any new trademarks, or become entitled to the benefit of any trademark application or trademark or any renewal of any Trademark, the provisions of paragraph 2 hereof shall automatically apply thereto, and the Company shall give to Lender prompt notice thereof in writing.

1. The Company authorizes Lender to modify this Agreement by amending Schedule A to include any future trademarks and trademark applications within the definition of Trademarks under paragraph 2 or paragraph 7 hereof.

1. Upon and at any time after the occurrence of an Event of Default (as defined in the Loan Agreement), Lender shall have, in addition to all other rights and remedies given it by this Agreement, all rights and remedies under applicable law and all rights and remedies of a secured party under the Uniform Commercial Code as adopted and then in force in the State of Georgia. Without limiting the generality of the foregoing, Lender may immediately, without notice or demand, each of which the Company hereby waives, collect directly any payments due the Company in respect of the Collateral, or sell at public or private sale or otherwise realize upon all or from time to time, any of the Collateral. The Company hereby agrees that ten (10) days written notice to the Company of any public or private sale or other disposition of any of the Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Lender may, to the extent permitted by applicable law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Company, which right the Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Collateral all costs and expenses incurred by Lender in enforcing its rights hereunder (including all attorneys' fees and legal expenses), Lender shall apply the remainder of such proceeds to the payment of the Obligations in such order and manner as Lender in its sole discretion may determine. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Company. If any deficiency shall arise, the Company and each guarantor of the Obligations shall remain jointly and severally liable to Lender therefor.

1. The Company hereby makes, constitutes and appoints Lender and any officer or agent of Lender as Lender may select as the Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall occur and be continuing: to endorse the Company's name on all applications, documents, papers and instruments necessary for Lender to use the Trademarks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any other Person. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until all of the Obligations shall have been satisfied in full and the Loan Agreement shall have been terminated.

1. At such time as all of the Obligations shall have been satisfied finally and in full and the Loan Agreement shall have been terminated, Lender shall execute and deliver to the Company, without representation, warranty or recourse, at the Company's expense, all releases and other instruments necessary to terminate Lender's security interest in the Collateral, subject to any disposition thereof which may have been made by Lender pursuant to the terms of this Agreement, the Loan Agreement or any other Loan Document.

1. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses, incurred by Lender in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining, or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Company (it being the intent of the Company and Lender that the Company shall be responsible for the payment of all sums, fees, costs and expenses, including all renewal fees with respect to the Trademarks) or, if paid Lender, shall be paid by the Company on demand to Lender and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the rate prescribed in the Loan Agreement.

1. The Company shall use its best efforts to detect any infringers of the Trademarks and shall notify Lender in writing of infringements detected. The Company shall have the duty, through counsel acceptable to Lender, to prosecute diligently any trademark application of the Trademarks pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to make federal application on registrable but unregistered Trademarks, to file and prosecute opposition and cancellation proceedings, to file and prosecute lawsuits to enforce the Trademarks and to do any and all acts which are deemed necessary or desirable by Lender to preserve and maintain all rights in the Trademarks. Any expenses incurred in connection with such applications or proceedings shall be borne by the Company. The Company shall not abandon any right to file a trademark application, or any pending trademark application or Trademark without the consent of Lender.

1. Without limiting the obligations of the Company described in paragraph 13 hereof, after Lender's receipt of notice from the Company as provided in paragraph 13, or if Lender reasonably believes the act of any Person constitutes an infringement of any Trademark, or a violation of any right of the Company or Lender therein, or an unlawful or unauthorized thereof, Lender shall have the right (but shall not be obligated) to take such steps and institute such suits or proceedings as Lender shall deem necessary or advisable in its own name, or in the name of the Company or in the names of Lender and the Company jointly, to enforce the Trademarks and any license thereunder, or to protect the rights of the parties thereunder, in which event the Company shall at the request of Lender do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Lender to aid such enforcement, and the Company shall promptly, upon demand, reimburse and indemnify Lender for all costs and expenses incurred in the exercise of Lender's rights under this paragraph 14. Nothing herein shall be deemed to prohibit the Company from bringing any such suit in its own name at any time that an Event of Default does not exist, if Lender declines to institute such suit.

1. If the Company fails to comply with any of its obligations hereunder, to the extent permitted by applicable law, Lender may do so in the Company's name or in Lender's name, but at the Company's expense, and the Company agrees to reimburse Lender in full for all expenses, including attorneys' fees and legal expenses, incurred by Lender in prosecuting, defending or maintaining the Trademarks or Lender's interest therein pursuant to this Agreement.

1. No course of dealing between the Company and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

1. All of Lender's rights and remedies with respect to the Collateral, whether established by this Agreement, by the Loan Agreement, by any other agreements or by Applicable Law shall be cumulative and may be exercised singularly or concurrently.

1. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

1. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 8 hereof.

1. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Lender and upon the successors of the Company. The Company shall not assign its rights or delegate its duties hereunder without the prior written consent of Lender.

1.                Notice of acceptance hereof is hereby waived by the Company.

1. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

1. THE COMPANY AND LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE COLLATERAL.

         WITNESS the execution hereof under seal as of the day and year first above written.

ATTEST:                               DIGITAL RECORDERS, INC.
                                      ("Company")


                                      By:
----------------------------------        Lawrence A. Taylor, Vice President
David M. Furr, Assistant Secretary
[CORPORATE SEAL]

                                      Accepted in Atlanta, Georgia:

                                      FREMONT FINANCIAL CORPORATION
                                      ("Lender")



                                      By:


                                            Title:





                  [Acknowledgment appearing on following page]

STATE OF GEORGIA  ss.
                  ss.
COUNTY OF FULTON  ss.


         BEFORE ME, the undersigned authority, on this day personally appeared Lawrence A. Taylor, Vice President of Digital Recorders, Inc., to me known to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 23rd day of
August, 1999.



                                             Notary Public
                                             My Commission Expires:____________



                                             [NOTARIAL SEAL]

STATE OF GEORGIA  )
                  )
COUNTY OF FULTON  )


         BEFORE ME, the undersigned authority, on this day personally appeared Carlos Chang of Fremont Financial Corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 23rd day of August,
1999.



                                         Notary Public
                                         My Commission Expires:_______________



                                        [NOTARIAL SEAL]

                                                                       EXHIBIT 1

                                   CERTIFICATE


         The undersigned officer of DIGITAL RECORDERS, INC. (the "Company"), DOES HEREBY CERTIFY to FREMONT FINANCIAL CORPORATION ("Lender") that the quality of the products associated with the Trademarks listed on Schedule A of the Trademark Security Agreement dated August 23, 1999, between the Company and Lender (as amended from time to time to include future trademarks and trademark applications) (the "Agreement"), has been maintained at a level consistent with the quality of such products at the time of the execution of the Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate, this ____ day of _______________, ____.

                                           DIGITAL RECORDERS, INC.



                                           By:

                                              Title:____________________________

                                   SCHEDULE A

                                 Registrations -
                    United States Patent and Trademark Office



            Trademark
         of Service Mark                    Registration No.  Registration Date
-------------------------------------------------------------------------------

         MISCELLANEOUS DESIGN               2,095,970         September 9, 1997
         (Bus Logo) (Next Stop Main &
         Elm Metro's Talking Bus)

         TWINVISION                         2,166,426         June 16, 1998

         TALKING BUS                        1,796,858         October 5, 1993




                              Pending Applications
                    United States Patent and Trademark Office


         Trademark
                                                               or Service Mark
                                                               ----------------
                                                                   Serial No.
                                                               ----------------
                                                                   Filing Date
                                                               ----------------


         DIGITAL RECORDERS                  75/065,509         February 20, 1996

         MAKING YOUR LIFE A                 75/667,028         March 29, 1999
           LITTLE EASIER

         ADVANCED TECHNOLOGY-
         ENHANCING  MOBILITY                75/667,030         March 24, 1999

         DRI                                75/696,318         May 3, 1999

         DAC and DESIGN                     75/763,900         July 29, 1999

                          TRADEMARK SECURITY AGREEMENT


         THIS AGREEMENT is made as of this 23rd day of August, 1999, between TWINVISION CORP. OF NORTH AMERICA, INC., a North Carolina corporation having its principal place of business at 4018 Patriot Drive, Suite 100, Durham, North Carolina 27709 (the "Company"), and FREMONT FINANCIAL CORPORATION, a California corporation having an office at 1000 Abernathy Road, Building 400, Suite 1500, Atlanta, Georgia 30328 ("Lender").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to obtain loans from Lender pursuant to a certain Loan and Security Agreement, dated as of the date hereof among the Company, the other borrowers noted therein and Lender (as at any time amended, the "Loan Agreement"); and

         WHEREAS, Lender is willing to make loans to the Company from time to time, in Lender's discretion, provided the Company executes this Agreement;

         WHEREAS, the Company has contemporaneously herewith pursuant to the Loan Agreement, granted to Lender a lien upon and security interest in the Company's now existing or hereafter acquired inventory, machinery, equipment, equipment formulations, manufacturing procedures, quality control procedures and product specifications relating to products sold under the Trademarks (as hereinafter defined);

         NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, and in consideration of the premises, the Company hereby agrees with Lender as follows:

1. All capitalized terms used herein and in the Recitals hereto, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement. Whenever the word "including" is used in this Agreement, it shall mean "including, without limitation."

1. To secure the payment and performance of the Obligations, the Company hereby pledges, assigns and grants to Lender a continuing security interest in and lien upon all of the following property of the Company, whether now owned or existing or hereafter acquired (the "Collateral"):

a. all trademarks, trademark registrations, trade names and trademark applications, including each trademark and application listed on Schedule A attached hereto and made a part hereof (as the same may be amended from time to time), and (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages and payments for past or future infringement or dilution thereof or injury to the associated goodwill, (iii) the right to sue for past, present and future infringement or dilution thereof or injury to the associated goodwill, and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trademark registrations, trade names and applications, together with the items described in clauses (i)-(iv), are hereinafter collectively referred to as the "Trademarks");

a. the goodwill of the Company's business connected with and symbolized by each Trademark; and

a.                all products and proceeds of the foregoing.

1.                The Company represents and warrants that:

a. Each of the Trademarks is subsisting and has not been adjudged invalid or unenforceable;

a. Upon filing of this Agreement in the United States Patent and Trademark Office, this Agreement will create a legal and valid perfected lien upon and security interest in the Collateral (other than foreign trademarks), enforceable against Borrower and all third Persons in accordance with its terms;

a. No claim has been made that the use of any of the Trademarks does or may violate the rights of any third person; and

a. The Company has the unqualified right to enter into this Agreement and perform its terms.

1.                The Company covenants and agrees that:

a.                Each of the Trademarks is valid and enforceable;

a. The Company is the sole and exclusive owner of the entire right, title and interest in and to each of the Collateral, free and clear of any liens, charges and encumbrances, including pledges, assignments, licenses, registered user agreements and covenants by the Company not to sue third Persons;

a. The Company will maintain the quality of the products associated with the Trademarks, at a level consistent with the quality at the time of this Agreement, and will provide Lender quarterly with a certificate to that effect in the form attached hereto as Exhibit 1 executed by an officer of the Company;

a. The Company will lessen the quality of the products associated with the Trademarks without Lender's prior written consent; and

a. The Company has used and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Trademarks, and has made and will make all appropriate filings with the United States Patent and Trademark Office to maintain the Trademark registrations in existence, including filing an affidavit of use with the United States Patent and Trademark Office during the sixth year of registration for each Trademark as required by law.

1. The Company hereby grants to Lender and its employees and agents the right upon prior notice to the Company to visit the Company's plants and facilities which manufacture, inspect or store products sold under any of the Trademarks and to inspect the products and quality control records relating thereto at reasonable times during regular business hours. The Company shall do any and all acts required by Lender to ensure the Company's compliance with paragraph 4(c) of this Agreement.

1. The Company agrees that, until all of the Obligations have been satisfied in full, it will not enter into any agreement (including any license agreement) which is inconsistent with the Company's duties under this Agreement.

1. If, before the Obligations have been satisfied in full, the Company shall obtain rights to any new trademarks, or become entitled to the benefit of any trademark application or trademark or any renewal of any Trademark, the provisions of paragraph 2 hereof shall automatically apply thereto, and the Company shall give to Lender prompt notice thereof in writing.

1. The Company authorizes Lender to modify this Agreement by amending Schedule A to include any future trademarks and trademark applications within the definition of Trademarks under paragraph 2 or paragraph 7 hereof.

1. Upon and at any time after the occurrence of an Event of Default (as defined in the Loan Agreement), Lender shall have, in addition to all other rights and remedies given it by this Agreement, all rights and remedies under applicable law and all rights and remedies of a secured party under the Uniform Commercial Code as adopted and then in force in the State of Georgia. Without limiting the generality of the foregoing, Lender may immediately, without notice or demand, each of which the Company hereby waives, collect directly any payments due the Company in respect of the Collateral, or sell at public or private sale or otherwise realize upon all or from time to time, any of the Collateral. The Company hereby agrees that ten (10) days written notice to the Company of any public or private sale or other disposition of any of the Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Lender may, to the extent permitted by applicable law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Company, which right the Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Collateral all costs and expenses incurred by Lender in enforcing its rights hereunder (including all attorneys' fees and legal expenses), Lender shall apply the remainder of such proceeds to the payment of the Obligations in such order and manner as

Lender in its sole discretion may determine. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Company. If any deficiency shall arise, the Company and each guarantor of the Obligations shall remain jointly and severally liable to Lender therefor.

1. The Company hereby makes, constitutes and appoints Lender and any officer or agent of Lender as Lender may select as the Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall occur and be continuing: to endorse the Company's name on all applications, documents, papers and instruments necessary for Lender to use the Trademarks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any other Person. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until all of the Obligations shall have been satisfied in full and the Loan Agreement shall have been terminated.

1. At such time as all of the Obligations shall have been satisfied finally and in full and the Loan Agreement shall have been terminated, Lender shall execute and deliver to the Company, without representation, warranty or recourse, at the Company's expense, all releases and other instruments necessary to terminate Lender's security interest in the Collateral, subject to any disposition thereof which may have been made by Lender pursuant to the terms of this Agreement, the Loan Agreement or any other Loan Document.

1. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses, incurred by Lender in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining, or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Company (it being the intent of the Company and Lender that the Company shall be responsible for the payment of all sums, fees, costs and expenses, including all renewal fees with respect to the Trademarks) or, if paid Lender, shall be paid by the Company on demand to Lender and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the rate prescribed in the Loan Agreement.

1. The Company shall use its best efforts to detect any infringers of the Trademarks and shall notify Lender in writing of infringements detected. The Company shall have the duty, through counsel acceptable to Lender, to prosecute diligently any trademark application of the Trademarks pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to make federal application on registrable but unregistered Trademarks, to file and prosecute opposition and cancellation proceedings, to file and prosecute lawsuits to enforce the Trademarks and to do any and all acts which are deemed necessary or desirable by Lender to preserve and maintain all rights in the Trademarks. Any expenses incurred in connection with such applications or proceedings shall be borne by the

Company. The Company shall not abandon any right to file a trademark application, or any pending trademark application or Trademark without the consent of Lender.

1. Without limiting the obligations of the Company described in paragraph 13 hereof, after Lender's receipt of notice from the Company as provided in paragraph 13, or if Lender reasonably believes the act of any Person constitutes an infringement of any Trademark, or a violation of any right of the Company or Lender therein, or an unlawful or unauthorized thereof, Lender shall have the right (but shall not be obligated) to take such steps and institute such suits or proceedings as Lender shall deem necessary or advisable in its own name, or in the name of the Company or in the names of Lender and the Company jointly, to enforce the Trademarks and any license thereunder, or to protect the rights of the parties thereunder, in which event the Company shall at the request of Lender do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Lender to aid such enforcement, and the Company shall promptly, upon demand, reimburse and indemnify Lender for all costs and expenses incurred in the exercise of Lender's rights under this paragraph 14. Nothing herein shall be deemed to prohibit the Company from bringing any such suit in its own name at any time that an Event of Default does not exist, if Lender declines to institute such suit.

1. If the Company fails to comply with any of its obligations hereunder, to the extent permitted by applicable law, Lender may do so in the Company's name or in Lender's name, but at the Company's expense, and the Company agrees to reimburse Lender in full for all expenses, including attorneys' fees and legal expenses, incurred by Lender in prosecuting, defending or maintaining the Trademarks or Lender's interest therein pursuant to this Agreement.

1. No course of dealing between the Company and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

1. All of Lender's rights and remedies with respect to the Collateral, whether established by this Agreement, by the Loan Agreement, by any other agreements or by Applicable Law shall be cumulative and may be exercised singularly or concurrently.

1. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

1. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 8 hereof.

1. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Lender and upon the successors of the

Company. The Company shall not assign its rights or delegate its duties hereunder without the prior written consent of Lender.

1.                Notice of acceptance hereof is hereby waived by the Company.

1. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

1. THE COMPANY AND LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE COLLATERAL.

         WITNESS the execution hereof under seal as of the day and year first above written.

ATTEST:                              TWINVISION CORP. OF NORTH
                                     AMERICA, INC. ("Company")



                                     By:
----------------------------------      Lawrence A. Taylor, Vice President
David M. Furr, Assistant Secretary
[CORPORATE SEAL]

                                     Accepted in Atlanta, Georgia:
                                     -----------------------------

                                     FREMONT FINANCIAL CORPORATION

                                     ("Lender")



                                     By:


                                          Title:





                  [Acknowledgment appearing on following page]

STATE OF GEORGIA  ss.
                  ss.
COUNTY OF FULTON  ss.


         BEFORE ME, the undersigned authority, on this day personally appeared Lawrence A. Taylor, Vice President of TwinVision Corp. of North America, Inc., to me known to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 23rd day of August,
1999.



                                           Notary Public
                                           My Commission Expires:_______________



                                          [NOTARIAL SEAL]

STATE OF GEORGIA  )
                  )
COUNTY OF FULTON  )


         BEFORE ME, the undersigned authority, on this day personally appeared Carlos Chang of Fremont Financial Corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 23rd day of August,
1999.



                                          Notary Public
                                          My Commission Expires:_______________



                                         [NOTARIAL SEAL]

                                                                       EXHIBIT 1

                                   CERTIFICATE


         The undersigned officer of TWINVISION CORP. OF NORTH AMERICA, INC. (the "Company"), DOES HEREBY CERTIFY to FREMONT FINANCIAL CORPORATION ("Lender") that the quality of the products associated with the Trademarks listed on Schedule A of the Trademark Security Agreement dated August 23, 1999, between the Company and Lender (as amended from time to time to include future trademarks and trademark applications) (the "Agreement"), has been maintained at a level consistent with the quality of such products at the time of the execution of the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate, this day of _______________, _____.

                                     TWINVISION CORP. OF NORTH
                                     AMERICA, INC.



                                     By:

                                         Title:
                                               --------------------------

                                   SCHEDULE A

                                 Registrations -
                    United States Patent and Trademark Office



            Trademark
         of Service Mark                    Registration No.  Registration Date
-------------------------------------------------------------------------------
         NO BULK, NO BALLAST,
            NO PROBLEM                      2,213,355         December 22, 1998

         ELYSE                              2,166,496         June 16, 1998

         LEDOT                              2,219,526         January 19, 1999

         TALKING BUS                        1,796,858         October 5, 1993







                              Pending Applications
                    United States Patent and Trademark Office


             Trademark
                                                              or Service Mark
                                                              ---------------
                                                                  Serial No.
                                                              ----------------
                                                                  Filing Date
                                                              ---------------


         BUDGET VISION                      75/323,315        July 11, 1997

                              NOTE PLEDGE AGREEMENT


         FOR TEN DOLLARS ($10.00) and other valuable consideration, receipt whereof is acknowledged, DIGITAL RECORDERS, INC. ("Borrower"), a North Carolina corporation, hereby assigns and pledges to FREMONT FINANCIAL CORPORATION ("Lender"), a California corporation, and hereby grants to Lender a security interest in, that certain Promissory Note ("Note") dated August 20, 1999, made by TRANSIT-MEDIA, GMBH, ("Maker"), a German corporation, as maker, to Borrower, as holder, in the original principal amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000), all indebtedness evidenced thereby, and all of Borrower's rights to payment under the Note, the original of which
Note is annexed hereto and is concurrently herewith delivered to Lender. This pledge of the Note and the security interest granted to Lender herein is to secure the payment of all debts, liabilities and obligations of Borrower, TwinVision Corp. of North America, Inc. ("TwinVision") and Digital Audio Corporation ("DAC") to Lender, whether now existing or hereafter incurred or arising, and whether direct or indirect, absolute or contingent, joint or several, due or to become due, including, without limitation, all debts, liabilities and obligations now or hereafter owing by Borrower, TwinVision and DAC to Lender under that certain Loan and Security Agreement dated as of August 23, 1999, among Borrower, TwinVision, DAC and Lender. All such debts, liabilities and obligations are hereinafter jointly called the "Indebtedness."

         For so long as any portion of the Indebtedness remains unpaid, Borrower shall not (i) amend or modify the Note; (ii) renew the Note or extend its maturity; (iii) waive any default under the Note; (iv) forgive any of the indebtedness evidenced by the Note; or (v) agree to convert any of the indebtedness evidenced by the Note into, or exchange any of such indebtedness for, any equity or other indebtedness; and, if Borrower shall in breach hereof agree to any such amendment, modification, renewal, extension, waiver, forgiveness, conversion or exchange, then the same shall be void and of no force or effect. All amounts paid or payable on account of the Note shall be paid directly to Lender at 1000 Abernathy Road, Building 400, Suite 1500, Atlanta, Georgia 30328, or at such other address as Lender may direct in writing, and any excess held or received by Lender after payment in full of the Indebtedness shall be turned over to Borrower.

         An event of default shall be deemed to exist hereunder upon the occurrence of any one or more of the following events or conditions: (a) Borrower shall fail to pay any of the Indebtedness when due (whether due at stated maturity, on demand, by acceleration or otherwise); (b) Borrower shall default in the observance or performance of its covenants hereunder; (c) an event of default shall occur under the Loan Agreement; or (d) Lender shall reasonably and in good faith deem itself insecure. Upon or after the occurrence of any one or more of the aforesaid events of default, all of the Indebtedness shall, at the option of Lender and without any notice to or demand upon Borrower of any kind, become immediately due and payable, and Lender shall thereupon have any and all rights and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Georgia, together with every right and remedy available to Lender under any other applicable law. In addition to, and without limiting the generality of the foregoing, Lender shall have the right at any time or times, without advertisement or publication (unless required by law), to sell or otherwise dispose of the Note at public or private sale, for cash, upon credit or upon such other terms as Lender deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Note, Borrower remaining liable for any deficiency.

         Borrower hereby waives, to the extent permitted by applicable law: demand, protest, notice of protest, notice of default or dishonor, notice of payments and non-payments, and notice of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Lender on which Borrower may in any way be liable; and notice of any action taken by Lender unless expressly required by this Agreement or by law; and notice of Lender's acceptance of this Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege preclude any other or further exercise by Lender of the same or of any other right, remedy, power or privilege.

         This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior inconsistent agreements, understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, altered, waived, modified, supplemented, discharged, cancelled, terminated or amended orally or in any manner other than by an agreement in writing signed by the parties hereto.

         This Agreement shall terminate upon the payment in full of the Note or the indefeasible payment in full of the Indebtedness, whichever shall first occur.

         The rights, remedies, powers and privileges of Lender hereunder shall inure to the benefit of the successors and assigns of Lender, and the duties and obligations of the Borrower hereunder shall bind the successors and assigns of Borrower.

         This Agreement shall be governed in all respects by and construed in accordance with the internal laws of the State of Georgia.

         BORROWER AND LENDER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT.

         IN WITNESS WHEREOF, Borrower has caused this Agreement to be signed, sealed and delivered in Atlanta, Georgia, as of August 23, 1999.

                                           DIGITAL RECORDERS, INC.
ATTEST:                                    ("Borrower")


By:                                        By:
   -------------------------------------      LAWRENCE A. TAYLOR, Vice President
      DAVID M. FURR, Assistant Secretary

         [CORPORATE SEAL]                  Address: 4018 Patriot Drive
                                                    Suite 100
                                                    Durham, North Carolina 27709


         Accepted in Atlanta, Georgia, as of this 23rd day of August, 1999.

                                           FREMONT FINANCIAL CORPORATION
                                           ("Lender")



                                           By:


                                               Title:

                                           Address: 1000 Abernathy Drive
                                                    Building 400, Suite 1500
                                                    Atlanta, Georgia 30328



                [Acknowledgment and Agreement on following page]

                          ACKNOWLEDGMENT AND AGREEMENT


         The undersigned hereby acknowledges receipt of a copy of the within and foregoing, consents to the terms thereof and agrees to make all payments on account of the Note directly to Lender until further written notice from Lender. Payment in respect of the Note on or after the date hereof shall not discharge or operate to satisfy any indebtedness evidenced by the Note unless such payment is made to and received by Lender.


         This 23rd day of August, 1999.


                                               TRANSIT-MEDIA, GMBH
                                               ("Maker")



                                               By:

                                               Title:

                                               Address:

------------------------------
                                                       ------------------------

                                                       ------------------------

                      COLLATERAL ASSIGNMENT OF RIGHTS UNDER
                     BUSINESS INTERRUPTION INSURANCE POLICY


         FOR VALUE RECEIVED, the undersigned, DIGITAL RECORDERS, INC., a North Carolina corporation ("Undersigned"), having its mailing address, principal place of business and chief executive office at 4018 Patriot Drive, Suite 100, Durham, North Carolina, 27709, hereby assigns, transfers and sets over to FREMONT FINANCIAL CORPORATION, a California corporation ("Assignee"), having an office at 1000 Abernathy Road, Building 400, Suite 1500, Atlanta, Georgia 30328, all of the Undersigned's right, title and interest in and to the proceeds of Policy No. 1MP3013340662 issued by Fidelity & Guaranty Insurance Company, having an office in Raleigh, North Carolina (herein called the "Insurer") in the face of amount of $780,000 and any supplementary contracts issued in connection therewith (said policy and contracts being herein jointly called the "Policy"), said Policy insuring the losses sustained from the interruption of Undersigned's business at any time or times under the Policy and all claims, options, privileges, rights, title and interest therein and thereunder subject to all the terms and conditions of the Policy. The Undersigned, by executing this Assignment and the Assignee by its acceptance hereof, agree to the following terms and conditions:

1. It is expressly agreed that, without detracting from the generality of the foregoing, this Assignment includes an assignment of the right to collect from the Insurer the insurance proceeds of the Policy upon a claim pursuant to the terms of the Policy due to the interruption of Undersigned's business at any time or times. In no event shall the Policy be terminated by the Undersigned except upon at least thirty (30) days prior written notice to Assignee.

1. This Assignment is made to secure, and the Policy is to be held as collateral security for, the full and prompt payment and performance of any and all indebtedness and obligations of every kind and description of the Undersigned to Assignee, whether now existing or hereafter incurred or arising, and whether direct or indirect, primary or secondary, absolute or contingent, due or to become due, joint or several, including, without limitation, all indebtedness of the Undersigned at any time or times owing to Assignee under or in connection with that certain Loan and Security Agreement among the Undersigned, the other borrowers noted therein and Assignee dated August 23, 1999. The foregoing agreement, together with all amendments thereto and extensions and renewals thereof and all other agreements executed by the Undersigned in connection therewith, are herein referred to as the "Financing Documents" and all indebtedness and obligations of the Undersigned to Assignee arising under the Financing Documents or otherwise are herein jointly referred to as the "Liabilities," which term shall include, without limitation, any Liabilities which are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

1. The Undersigned hereby represents, warrants and covenants to and with the Assignee as follows:

(a) The Undersigned owns and has full power and authority to pledge and assign the Policy;

(a) The Policy is and will be genuine and free from forgery, counterfeit and all adverse liens, claims, defaults, and defenses;

(a) The Insurer has authority and capacity to contract under the Policy, and the Policy constitutes the legal, valid and binding obligation of the Insurer enforceable in accordance with its terms; and

(a) If the Undersigned receives any supplementary contracts issued in connection with the Policy, the Undersigned will immediately deliver same to the Assignee to be held by the Assignee hereunder in the same manner as the Policy originally assigned hereunder;

1. The Assignee covenants and agrees with the Undersigned that any balance of sums received hereunder from the Insurer remaining after payment of the then existing Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this Assignment not been executed.

1. The Insurer is hereby authorized by the Undersigned to recognize the Assignee's claims to rights under this Assignment without investigating the reason for any action taken by the Assignee, or the validity or the amount of the Liabilities or the existence of any default under the Financing Documents, or the application to be made by the Assignee of any amounts to be paid to the Assignee by the Insurer with respect to the Policy. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned hereunder shall be drawn to the exclusive order of the Assignee if, when and in such amounts requested by the Assignee.

1. The Assignee shall be under no obligation to pay any premium on the Policy, but any such amounts so paid by the Assignee from its own funds shall become a part of the Liabilities hereby secured, shall be due immediately, and shall bear interest at the highest lawful rate per annum in effect under the Financing Documents.

1. Upon the transfer of all or any part of the Liabilities, the Assignee may transfer all or any part of its interest in the Policy, and the transferee shall be vested with all the rights and powers of the Assignee hereunder with respect to the interest in the Policy so transferred; but with respect to any remaining interest in the Policy not so transferred, the Assignee shall retain all rights and powers hereby given.

1. The exercise of any right, option, privilege or power given herein to the Assignee shall be at the option of the Assignee, and the Assignee may exercise any such right, option, privilege or power without notice to, assent by, or affecting the liability of, or releasing any interest hereby assigned by, the Undersigned.

2. The Assignee may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply to the Liabilities, in such order as the Assignee shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this Assignment, without resorting or regard to other security. The rights, powers and remedies given to the Assignee by this Assignment shall be in addition to all rights, powers and remedies given to the Assignee by virtue of any statute or rule of law and all such rights, powers and remedies are cumulative and not alternative, and may be exercised and enforced successively or concurrently. Any forbearance, delay or failure by the Assignee in enforcing any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Assignee hereunder shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Assignee.

1. Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. The terms "Undersigned" and "Assignee" as used in this Assignment shall include the respective successors, representatives, receivers, trustees and assigns of those parties.

1. If any provision hereof or the application thereof shall to any extent be invalid or unenforceable, the remainder of this Assignment, or the application of such provision to circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Assignment shall be valid and shall be enforced to the fullest extent permitted by law.

1. The laws of the State of Georgia shall govern the construction of and the interests, rights and duties of the parties to this Assignment. This Assignment shall remain in full force and effect until all of the Liabilities have been fully paid and the Financing Documents have been terminated.

         IN WITNESS WHEREOF, the Undersigned has duly executed and delivered this Assignment in duplicate original, as of August 23, 1999.

ATTEST:                                   DIGITAL RECORDERS, INC.
                                         ("Undersigned")


                                         By:
-----------------------------------         LAWRENCE A. TAYLOR, Vice President
DAVID M. FURR, Assistant Secretary
[CORPORATE]

                               CONTINUING GUARANTY
                      (Robinson-Turney International, Inc.)

         To induce FREMONT FINANCIAL CORPORATION, a California corporation (Fremont), to grant credit to DIGITAL AUDIO CORPORATION, a North Carolina corporation (Borrower), and in consideration thereof and of any loans, advances, or other financial accommodations heretofore or hereafter granted by Fremont to or for the account of Borrower, the undersigned, ROBINSON-TURNEY INTERNATIONAL, INC., a Texas corporation (hereinafter called Guarantor) unconditionally guaranties the full and prompt payment and performance by Borrower of all of Borrower's Indebtedness (as hereinafter defined) and obligations to Fremont, whether now existing or hereafter arising from time to time, and promise to pay to Fremont, or order, on demand, in lawful money of the United States, all of Borrower's Indebtedness to Fremont, and all costs and expenses, including attorneys fees and legal expenses, paid or incurred by Fremont in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this Continuing Guaranty.

          1. DEFINITIONS. The word Indebtedness is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower (including any interest which, but for the application of the provisions of the U.S. Bankruptcy Code, would have accrued on such amounts), heretofore, now or hereafter made, incurred, created, or arising, whether direct or indirect, absolute or contingent, voluntary or involuntary, due or to become due, liquidated or unliquidated, determined or undetermined, secured or unsecured, however created, arising, or evidenced, whether Borrower may be liable thereon individually or jointly with others, and whether Borrower or any other party or person has any right or power to assert any claim or defense to the validity or enforceability of the Indebtedness.

          2. TERMINATION. This Continuing Guaranty is continuing, unlimited, absolute, and unconditional. This Continuing Guaranty may be terminated by Guarantor only by an express, written notice to Fremont of termination, and no notice of termination shall be effective until it is actually received by Fremont. No notice of termination shall affect or impair the obligations of Guarantor with respect to any Indebtedness existing on the date Fremont receives such notice, any interest thereon, or any expenses paid or incurred by Fremont in endeavoring to collect the Indebtedness or any part thereof, or in enforcing this Continuing Guaranty. No notice of termination by Guarantor shall affect or impair the obligations of any other guarantor of the Indebtedness. No payment by Guarantor shall reduce the Guarantor's obligations hereunder unless written notice to that effect is received by Fremont at or prior to Fremont's receipt of such payment.

          3. OBLIGATIONS. Guarantor's obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor, irrespective of whether an action is brought against Borrower or whether Borrower is joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof.

          4. INDEMNITY. Guarantor agrees to indemnify and hold Fremont harmless from and against all claims, actions, causes of action, demands, obligations, liabilities, losses, costs, and expenses in connection with, on account of, or in any way relating to or arising from Fremont's transactions with Borrower; provided that the foregoing indemnification shall not extend to liabilities, damages, losses, obligations, judgments and expenses arising from the gross negligence or willful misconduct of Fremont.

          5. CONTINUATION OF TERMS. This Continuing Guaranty shall not be affected or impaired by any modifications, supplements, extensions or amendments of any contract or agreement to which the parties thereto may hereafter agree, nor by any modifications, releases or other alterations of any of the Indebtedness hereby guarantied or of any security therefor, nor by any agreements or arrangements whatever with Borrower or anyone else.

          6. AUTHORIZATION. Guarantor authorizes Fremont, without notice or demand and without affecting Guarantor's liability hereunder, from time to time and any number of times, to take any or all of the following actions:

                           (a) renew, compromise, extend, accelerate or
                  otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon;

                           (b) take and hold security for the payment of this
                  Continuing Guaranty or the Indebtedness, and exchange, enforce, waive and release any such security;

                           (c) apply such security and direct the order or
                  manner of sale thereof as Fremont in its discretion may determine;

                           (d) release or substitute any other guarantors,
                  sureties, or endorsers of the Indebtedness; and

                           (e) assign, without notice, this Continuing Guaranty
                  in whole or in part, or Fremont's rights hereunder, to anyone at any time.

          7. WAIVERS. Guarantor waives all rights and defenses arising out of an election of remedies by Fremont, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Indebtedness guarantied hereunder, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower. Guarantor waives any right of subrogation, contribution, indemnity or reimbursement that Guarantor has or may have against Borrower with respect to the Indebtedness guarantied hereunder until such time as the Indebtedness guarantied hereunder has been indefeasibly paid in full. Guarantor waives any right to require Fremont to (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Fremont's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor agrees that nothing shall discharge or satisfy the liability of Guarantor hereunder except the full and indefeasible payment and performance of all of Borrower's Indebtedness and obligations to Fremont with interest. Borrower's Indebtedness and obligations shall not be considered indefeasibly paid until all payments to Fremont are no longer subject to any right, by any person, to invalidate or set aside such payments or to seek to recoup the amount of such payments or to declare such payments to be fraudulent or preferential. In the event any portion of any such payments shall be set aside or restored, then Guarantor shall be liable for the full amount Fremont is required to repay, plus any costs and expenses (including attorneys fees) paid by Fremont in connection therewith. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all Indebtedness of Borrower to Fremont. All monies or other property of Guarantor at any time in Fremont's possession may be held by Fremont as security for any and all obligations of Guarantor to Fremont however and whenever arising, whether absolute or contingent, whether due or to become due and whether under this Continuing Guaranty or otherwise. Guarantor also agrees that Fremont's books and records showing the account between Fremont and Borrower shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notices of acceptance of this Continuing Guaranty and of the existence, creation or incurrence of new or additional indebtedness, notice of any and all favorable and unfavorable information, financial or other, about Borrower, heretofore, now or hereafter learned or acquired by Fremont and all other notices to which Guarantor might otherwise be entitled.

          8. MAINTENANCE OF INFORMATION. Guarantor hereby represents to Fremont that Guarantor is and will remain informed of the financial condition of Borrower and of all other circumstances which bear upon the risk of non-payment of Borrower's Indebtedness and any other obligations of Borrower guarantied hereby. Guarantor agrees that Fremont is not obligated to inform Guarantor of any such circumstances, whether now existing or hereafter arising, and that Fremont is not required to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guarantied hereunder.

          9. ATTORNEYS FEES. Guarantor agrees to pay reasonable attorneys fees (including the allocated costs of Fremont's in-house counsel) and all other costs and expenses which may be incurred by Fremont in the enforcement of this Continuing Guaranty or any claim hereunder or under any other instrument or guaranty.

         10. AMENDMENTS IN WRITING. No termination or modification of this Continuing Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of Fremont authorized to do so.

         11. DEMAND PAYMENT. Guarantor agrees that upon the occurrence of an Event of Default (as defined in the Loan and Security Agreement between Borrower and Fremont), Guarantor, immediately following a demand for payment from Fremont, shall pay Fremont the full amount of the Indebtedness guarantied hereunder.

         12. SUCCESSORS AND ASSIGNS. The termination or dissolution of Guarantor shall not terminate this Continuing Guaranty. This Continuing Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Fremont, its successors and assigns, including without limitation Fremont Funding Inc. and LaSalle National Bank (or any successor thereto), as trustee of the Fremont Small Business Loan Master Trust.

         13. SECURITY. This Continuing Guaranty is secured by substantially all of the assets of Guarantor, including, without limitation, all of Guarantor's accounts, equipment, inventory, general intangibles and books and records and all products and proceeds thereof.

         14. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS CONTINUING GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF FREMONT AND GUARANTOR SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

GUARANTOR AND FREMONT AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS CONTINUING GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF FULTON, STATE OF GEORGIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF FULTON, STATE OF GEORGIA, OR, AT THE SOLE OPTION OF FREMONT, IN ANY OTHER COURT IN WHICH FREMONT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR AND FREMONT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND GUARANTOR AND FREMONT HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, GUARANTOR AND FREMONT EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 14.

         15. WAIVER OF JURY TRIAL. GUARANTOR AND FREMONT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CONTINUING GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND FREMONT REPRESENT THAT THEY HAVE REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVE THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS CONTINUING GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Continuing Guaranty as of this 23rd day of August, 1999.

                                        GUARANTOR:

                                        ROBINSON-TURNEY INTERNATIONAL, INC.,
ATTEST:                                 a Texas corporation



By:__________________________________
   DAVID M. FURR, Assistant Secretary   LAWRENCE A. TAYLOR, Vice President

Address:
-------                                800 East Campbell Road
                                       Suite 155
                                       Richardson, Texas 75081

   AFFIRMATION AND ACKNOWLEDGMENT BY CORPORATE GUARANTOR BEFORE NOTARY PUBLIC


STATE OF GEORGIA           )
                           )  ss.
COUNTY OF FULTON           )


Affirmed/Sworn to and subscribed before me by Lawrence A. Taylor, Vice President of Robinson-Turney International, Inc., as of this 23rd day of August, 1999.


WITNESS my hand and official seal.


Signature:
          ---------------------------

My Commission Expires:                     (Notarial)
                     ----------------

Address:
        -----------------------------

City/State/Zip:
               ----------------------

                               SECURITY AGREEMENT
                      (ROBINSON-TURNEY INTERNATIONAL, INC.)


         THIS AGREEMENT is made as of this 23rd day of August, 1999, by and between ROBINSON-TURNEY INTERNATIONAL, INC. ("Debtor"), a Texas corporation having an office at 800 East Campbell Road, Suite 155, Richardson, Texas 75081, and FREMONT FINANCIAL CORPORATION ("Lender"), a California corporation having an office at 1000 Abernathy Road, Building 400, Suite 1500, Atlanta, Georgia 30328:

1. GRANT OF SECURITY INTEREST. For valuable consideration, receipt whereof is acknowledged, Debtor hereby grants to Lender a continuing security interest in and lien upon all of the following described property of Debtor, whether now in existence or hereafter created or acquired and wheresoever situated, as well as in the cash and non-cash proceeds thereof, including, without limitation, insurance proceeds (all such property being hereinafter collectively referred to as the "Collateral"):

(a) All of Debtor's accounts, contract rights, documents, instruments, chattel paper and investment property;

(a) All of Debtor's general intangibles, including, without limitation, all patents, trademarks, copyrights, service marks, tradenames, software, and tax refund claims;

(a) All of Debtor's inventory, including, without limitation, all raw materials, work in process and finished goods and all materials used or consumed in the manufacturing, processing, advertising, packaging or shipping of inventory;

(a) All of Debtor's machinery, equipment, fixtures, furnishings, furniture and motor vehicles, and any and all replacements, additions, accessions, and substitutions thereof or thereto; and

(a) All of Debtor's books and records pertaining to any of the foregoing.

         The security interest granted hereby is to secure the payment and performance of the following (collectively, the "Indebtedness"): (i) all indebtedness, liabilities and obligations of Debtor to Lender of every kind and description, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation: (A) all indebtedness, liabilities and obligations now or hereafter owing by Debtor to Lender under a certain Continuing Guaranty from Debtor to Lender dated as of August 23, 1999, pursuant to which Debtor has unconditionally guaranteed payment of all present and future indebtedness of Digital Recorders, Inc. ("Digital") to Lender, (B) all indebtedness, liabilities and obligations now or hereafter owing by Debtor to Lender under a certain Continuing Guaranty from Debtor to Lender dated as of August 23, 1999, pursuant to which Debtor has unconditionally guaranteed payment of all present and future indebtedness of TwinVision Corp. of North America, Inc. ("TwinVision") to Lender, (C)all indebtedness, liabilities and obligations now or hereafter owing by Debtor to Lender under a certain Continuing Guaranty from Debtor to Lender dated as of August 23, 1999, pursuant to which Debtor has unconditionally guaranteed payment of all present and future indebtedness of Digital Audio Corporation ("DAC"; Digital, TwinVision and DAC are hereinafter collectively referred to as "Borrowers") to Lender (such Continuing Guaranties, as at any time amended, being hereinafter collectively referred to as the "Guaranties"), and

(D) all indebtedness, liabilities and obligations now or hereafter owing by Debtor to Lender under this Agreement; and (ii) all indebtedness, liabilities and obligations now or hereafter owing by Borrowers under any present or future loan agreement, security agreement, guaranty or other agreement with or in favor of Lender (jointly called "Loan Documents").

1. REPRESENTATIONS, COVENANTS AND WARRANTIES OF DEBTOR. Debtor hereby represents, covenants, warrants, and agrees to and with Lender as follows:

(a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has as the office at which it maintains its books and records at 800 East Campbell Road, Richardson, Texas 75081;

(a) Debtor is and will remain solvent in the sense that the fair saleable value of all of its assets does, and will at all times, exceed the total amount of its liabilities, including contingent liabilities, and Debtor does pay and will at all times pay its debts as they mature;

(a) All risk of loss of the Collateral hereunder shall be upon Debtor;

(a) Debtor shall keep the Collateral free and clear from any and all security interests, unpaid charges, attachments, levies, and liens of every kind, except for the security interest granted hereunder to Lender;

(a) Debtor shall not change its name, its principal place of business or its chief executive office without having given Lender at least sixty (60) days prior written notice;

(a) Debtor shall use, keep and maintain the Collateral at its principal place of business as shown above, and shall neither move the Collateral therefrom nor dispose of any of the Collateral except for sales of inventory in the ordinary course of business;

(a) Debtor shall keep and maintain all tangible items of Collateral in saleable condition, and Debtor agrees that the Collateral may be inspected and examined by Lender or its agents at any reasonable time, upon reasonable notice, and that Lender shall have the right to inspect, audit, examine, check, or make copies of, or extracts from, the books, files, accounts, and all other records of Debtor pertaining to Debtor's business or any of the Collateral;

(a) Debtor shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect its properties, business or credit;

(a) Debtor shall keep all tangible items of the Collateral fully insured against loss and damage by fire, windstorm, water, theft, malicious mischief, and extended coverage in such amounts and by such companies as shall be acceptable to Lender. Such policies of insurance or certificates evidencing such policies shall be deposited by Debtor with Lender. All such policies shall contain a loss payable clause, in a form satisfactory to Lender, naming Lender as loss payee. Unless written consent to the contrary is first obtained from Lender, all proceeds payable under any such policy shall be payable in any event to Lender (regardless of whether an event of default has occurred hereunder). Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give Lender not less than thirty (30) days' written notice before any such policy shall be altered or cancelled. Lender may act as Debtor's agent in adjusting or compromising any loss under any such insurance policy and in collecting and receiving the proceeds from any such policy. In the event of any loss under any such policy of insurance, the insurer named therein is hereby authorized and directed by Debtor to make payment for such loss to Lender, rather than to Debtor and Lender jointly. If Debtor shall default in its obligation hereunder to insure the Collateral in a manner satisfactory to Lender, then Lender shall have the right (but not the obligation) to procure such insurance and to charge the costs of same to Debtor, which costs shall be added to and become a part of the unpaid principal amount of the Indebtedness, shall bear interest at the highest rate provided for under the Loan Documents, shall be secured by the Collateral, and shall be repayable to Lender ON DEMAND;

(a) Debtor has never carried on business, trade as, been known as, used or incorporated under any name other than the name appearing on the first page of this Agreement;

(a) Debtor shall provide to Lender such financial information concerning Debtor as Lender may from time to time request, including, without limitation, monthly, quarterly and annual financial statements, which shall in each case be certified to Lender by the chief financial officer of Debtor;

(a) Debtor shall not merge or consolidate with, nor shall Debtor acquire all or substantially all of the capital stock or assets of, any person or entity;

(a) There are no actions, suits or proceedings now pending or, to Debtor's knowledge, threatened against Debtor or affecting any of Debtor's properties, the adverse result of which would in any material respect affect the property, financial condition or operations of Debtor, and Debtor shall promptly notify Lender of the commencement of any action, suit or proceeding against Debtor; and

(a) Debtor will execute, or cause to be executed, and deliver to Lender any and all documents necessary to give effect to this Agreement, including specifically all necessary financing statements, landlord waivers, mortgagee waivers and subordination agreements, and Debtor shall reimburse Lender for the costs of filing or recording any such documents in all public offices deemed necessary by Lender.

1. EVENTS OF DEFAULT. It is understood and agreed that an event of default shall be deemed to have occurred under this Agreement, and Lender shall be entitled to take such actions as are elsewhere provided herein, in the event that Debtor fails to pay any of the Indebtedness to Lender when due (whether due on demand, at stated maturity, by acceleration or otherwise); or any representation, warranty or covenant made by Debtor herein or in any other existing or future agreement with Lender shall prove to have been false in any material respect when made or is breached, violated, or not complied with; or a petition shall be filed by or against Debtor for an order for relief under the Bankruptcy Code; or Borrowers shall default in the observance or performance of any covenant or condition set forth in any of the Loan Documents; or any guarantor of the Indebtedness shall revoke or attempt to revoke its guaranty or shall become insolvent:

1. RIGHTS AND REMEDIES UPON DEFAULT. Upon or at any time after the occurrence of any one or more of the events of default specified in paragraph 3 hereof, all of the Indebtedness shall, at the option of Lender and without any notice to or demand upon Debtor of any kind, become immediately due and payable, and Lender shall thereupon have and may exercise from time to time any and all rights and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Georgia, together with every right and remedy available to Lender under any other applicable law. In addition to, and without limiting the generality of the foregoing, Lender shall have the following rights and remedies:

(a) The right at any time to notify any account debtor on any Collateral to make all payments owing to Debtor directly to Lender for application to the Indebtedness and to collect all amounts owing from any such account debtor;

(a) The right at any time or times, without advertisement or publication (unless required by law), to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Lender deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Lender shall have a security interest hereunder, Debtor remaining liable for any deficiency. Lender may bid and be the purchaser at any such sale if permitted by law;

(a) The right to conduct any such sales of Collateral on Debtor's premises or elsewhere and the right to use Debtor's premises without charge for such time or times as Lender may see fit;

(a) The right to require Debtor, at Debtor's expense, to assemble the Collateral and make it available to Lender at a place reasonably convenient to both parties. Alternatively, Lender may peaceably by its own means or with judicial assistance enter Debtor's premises and take possession of the Collateral or dispose of the Collateral on Debtor's premises without resistance or interference by Debtor;

(a) The right to incur reasonable attorney's fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other lien which in the opinion of Lender or its counsel may in any manner or to any extent be a lien upon any of the Collateral, all of which fees, payments and expenses shall become part of Lender's expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Indebtedness; and

(a) The right to apply the proceeds realized from any collection, sale, lease or other disposition of any of the Collateral first to the costs, expenses and attorneys' fees incurred by Lender in the collection of any Indebtedness or in connection with the repossession, preparation for sale, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon the principal amount of the Indebtedness; and thirdly, to the principal amount of the Indebtedness. If any deficiency shall arise, Debtor shall remain bound and liable to Lender therefor.

         Lender shall not be liable or responsible to Debtor in any way for the safeguarding of any of the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any carrier, warehouseman, forwarding agency, or other person whomsoever, but the same shall be at all times at Debtor's risk.

         All rights, remedies, powers, and privileges of Lender hereunder are cumulative and not alternative, and may be exercised concurrently or seriatim, and are in addition to and not in lieu of any other rights of Lender at law, in equity, under statute or under any other agreement with Debtor.

1. WAIVERS. In addition to the other waivers contained herein and in any other agreement between Debtor and Lender, Debtor hereby expressly waives, to the extent permitted by law:

demand, protest, notice of protest, notice of default or dishonor, notice of payments and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Lender on which Debtor may in any way be liable; notice or hearing in connection with, and the requirement to post a bond as a condition to, the issuance of an immediate writ of possession with respect to any of the Collateral (such waiver being made as permitted by O.C.G.A. ss.44-14-260(3)); and notice of any action taken by Lender unless expressly required by this Agreement or by law.

1. INDULGENCES NOT WAIVERS. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege preclude any other or further exercise by Lender of the same or of any other right, remedy, power, or privilege; nor shall any waiver by Lender of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

(a) NOTICE. All notices, requests and demands to or upon a party hereto shall be in writing and sent by personal delivery against receipt, overnight courier or certified or registered mail, return receipt requested, or telecopier transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt, when presented at the noticed party's address or when received at the office of the noticed party by telecopy transmission, as set forth below:

              If to Lender:    Fremont Financial Corporation
                               1000 Abernathy Road, N.E.
                               Building 400, Suite 1500
                               Atlanta, Georgia 30328
                               Attention: Loan Administration
                               Telecopy No.: (770) 351-5201

                               With a copy to:

                               Parker, Hudson, Rainer & Dobbs LLP
                               1500 Marquis Two Tower
                               285 Peachtree Center Avenue, N.E.
                               Atlanta, Georgia 30303
                               Attention:  C. Edward Dobbs, Esq.
                               Telecopy No.: (404) 522-8409

              If to Debtor:    Robinson-Turney International, Inc.
                               800 East Campbell Road, Suite 155
                               Richardson, Texas 75081
                               Attention:  President
                               Telecopy No.: (919) 361-9635

                               With a copy to:

                               Gray, Layton, Kersh, Solomon, Furr & Smith, P.A.

                         516 South New Hope Road
                         Gastonia, North Carolina 28053
                         Attention: David M. Furr, Esq.
                         Telecopy No.: (704) 866-8010

or to such other address as each party may designate for itself by like notice given in accordance with this paragraph 7; provided, however, that any notice, request or demand to or upon Lender shall not be effective until received by Lender.

         The parties hereby agree that a notice sent as specified in this paragraph at least seven (7) calendar days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made by Lender shall be deemed to be reasonable notice of such sale or other disposition. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

1. DEFINITIONS AND APPLICABLE LAW. All items comprising the Collateral shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in force in the State of Georgia and such definitions are hereby incorporated herein by reference and made a part hereof. This Agreement shall be governed in all respect by, and construed in accordance with, the laws of the State of Georgia, including, without limitation, the Uniform Commercial Code of the State of Georgia.

1. ENTIRE AGREEMENT. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, waived, modified, supplemented, discharged, cancelled, terminated, or amended orally or in any manner other than by an agreement in writing signed by the parties hereto.

1. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

1. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

1. SUCCESSORS AND ASSIGNS. The rights, remedies, powers, and privileges of Lender hereunder shall inure to the benefit of the successors and assigns of Lender, and the duties and obligations of Debtor hereunder shall bind the successors and assigns of Debtor.

1. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until all of the Indebtedness has been satisfied in full and the Loan Documents have been terminated.

1. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

1. FORUM SELECTION. Lender and Debtor agree that the United States District Court for the Northern District of Georgia, Atlanta Division, and the Superior Court of Cobb County, Georgia, or, at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have jurisdiction to hear and determine any claims or disputes between Debtor and Lender pertaining directly or indirectly to this Agreement, the Guaranties or to any matter arising therefrom. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action by Lender under this Agreement or the Guaranties to enforce same or to realize upon any of the Collateral in any appropriate jurisdictions.

1.                MISCELLANEOUS. Time is of the essence of this Agreement.
Lender may assign, or sell participations in, its right, title and interest herein, in any of the Indebtedness, in the Collateral, and in any agreements or instruments now or hereafter evidencing or securing any of the Indebtedness at any time or times without notice to or the consent of Debtor. This Agreement shall not become effective until accepted by Lender in Atlanta, Georgia, but Debtor hereby waives notice of such acceptance by Lender. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR AND LENDER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT.

         IN WITNESS WHEREOF, Debtor has caused this Agreement to be signed, sealed and delivered in Atlanta, Georgia, as of the day and year first written above.

ATTEST:                               ROBINSON-TURNEY INTERNATIONAL, INC.
                                      ("Debtor")

                                      By:
----------------------------------    LAWRENCE A. TAYLOR, Vice President
DAVID M. FURR, Assistant Secretary

[CORPORATE SEAL]

                                      Accepted in Atlanta, Georgia, as of
                                      August 23, 1999.


                                      FREMONT FINANCIAL CORPORATION
                                      ("Lender")



                                      By:

                                           Title:

                               VALIDITY GUARANTY


         This Validity Guaranty dated as of August 23, 1999, is made by LAWRENCE
A. TAYLOR, ("Guarantor"), the Chief Financial Officer and Vice President of the Borrowers (as defined below) in favor of FREMONT FINANCIAL CORPORATION, a California corporation ("Fremont").

         Guarantor is an officer of Digital Recorders, Inc., a North Carolina corporation, TwinVision of North America, Inc., a North Carolina corporation and Digital Audio Corporation, a North Carolina corporation, (individually, a "Borrower" and collectively, the "Borrowers").

         All capitalized terms shall have the meaning given to them in the Loan and Security Agreement (the "Loan Agreement") dated as of August 23, 1999, between Borrower and Fremont.

         1. To induce Fremont to grant credit to Borrowers and in consideration thereof and of any loans, advances, financial accommodations heretofore or hereafter granted by Fremont to or for the account of Borrowers, Guarantor, in his capacity as an officer of Borrowers, hereby warrants, covenants and guarantees as follows:

                  a. All facts, figures and representations given by Guarantor or any officers or employees of any Borrower under the supervision of Guarantor with respect to the value of such Borrower's Accounts, Inventory and any other items of Collateral or with respect to any other fact contained in any report required under the Loan Documents are, and at all times will be, true and correct in all material respects.

                  b. To the best of Guarantor's knowledge, each Borrower's Eligible Accounts represents, and hereafter will represent, a right to payment in respect of a bona fide sale of goods or rendering of services, not subject to any rights of offset, counterclaim, cancellation, or return.

                  c. Guarantor shall not, and shall cause the officers and employees of any Borrower under the supervision of Guarantor to not, do anything to impede or interfere with the normal collection and payment of the Accounts.

                  d. Guarantor shall not, and shall cause the officers and employees of any Borrower under the supervision of Guarantor to not, sell any of such Borrower's Inventory except in the ordinary course of business.

         2. Guarantor authorizes Fremont, without notice or demand and without affecting its liability hereunder, from time to time, to:

                  a. renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the other Loan Documents;

                  b. release or substitute any other guarantors of the Obligations; and

                  c. assign, without notice, this Validity Guaranty in whole or in part and/or Fremont's rights hereunder to anyone at any time.

         3. THE VALIDITY OF THIS VALIDITY GUARANTY, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS VALIDITY GUARANTY SHALL BE LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN COUNTY OF FULTON, STATE OF GEORGIA, OR, AT THE SOLE OPTION OF FREMONT, IN ANY OTHER COURT IN WHICH FREMONT SHALL INITIATE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT GUARANTOR MAY HAVE TO ASSERT THE

DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.

         4. GUARANTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Validity Guaranty as of the date first above written.


GUARANTOR:                                     WITNESS:



Signed By:                                     Signed By:

Print Name:    LAWRENCE A. TAYLOR              Print Name: